SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             HEALTHSOUTH CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                             HEALTHSOUTH CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)14) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          N/A
     ---------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
          N/A
     ---------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
          N/A
     ---------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:
          N/A
     ---------------------------------------------------------------------------
     (5)  Total fee paid: N/A
     ---------------------------------------------------------------------------


[ ]  Fee paid previously with preliminary materials.
     ---------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:
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     ---------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
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     (3)  Filing Party:
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     (4)  Date Filed:
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


                                PRELIMINARY COPY

                             HEALTHSOUTH CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                                               April ____, 1999

     The  Annual  Meeting  of  Stockholders  of  HEALTHSOUTH   Corporation  (the
"Company") will be held at One HealthSouth Parkway, Birmingham, Alabama, on Thursday, May 20, 1999, at 2:00 p.m., C.D.T., for the following purposes:

          1. To elect twelve Directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

          2.   To approve the 1999 Exchange Stock Option Plan of the Company.

          3.   To approve the 1999 Executive Equity Loan Plan of the Company.

          4. To vote upon a stockholder proposal submitted by the Amalgamated Bank of New York LongView Collective Investment Fund.

          5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 1, 1999, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

     IF YOU CANNOT ATTEND THE ANNUAL MEETING IN PERSON, PLEASE DATE AND EXECUTE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO THE COMPANY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DESIRE TO DO SO, BUT ATTENDANCE AT THE ANNUAL MEETING DOES NOT OF ITSELF SERVE TO REVOKE YOUR PROXY.

                                                               ANTHONY J. TANNER
                                                               Secretary

                                PRELIMINARY COPY

                             HEALTHSOUTH CORPORATION

                                 PROXY STATEMENT

                                  INTRODUCTION

     This Proxy Statement is furnished to the holders of Common Stock, par value $.01 per share, of HEALTHSOUTH Corporation (the "Company") in connection with the solicitation of Proxies by and on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 20, 1999 or any adjournment thereof. A form of Proxy for use at the Annual Meeting is also enclosed. Any such Proxy may be revoked by a stockholder at any time before it is exercised by either giving written notice of such revocation to the Secretary of the Company or submitting a later-dated Proxy to the Company prior to the Annual Meeting. A stockholder attending the Annual Meeting may revoke his Proxy and vote in person if he desires to do so, but attendance at the Annual Meeting will not of itself revoke the Proxy.

     The Company's principal executive offices are located at One HealthSouth Parkway, Birmingham, Alabama 35243. The Company's telephone number is (205) 967-7116.

     Proxy materials will be mailed to stockholders by the management of the Company on or about April __, 1999. The Company has retained ChaseMellon
Shareholder Services, L.L.C. to solicit Proxies on its behalf and will pay ChaseMellon Shareholder Services, L.L.C. a fee of $_____ for those services. The Company will reimburse ChaseMellon Shareholder Services, L.L.C. for out-of-pocket expenses incurred in connection with such solicitation. Additional solicitation may be made by mail, telephone or telegram by the officers or regular employees of the Company, who will receive no additional compensation therefor. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for the forwarding of proxy materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The entire expense of solicitation, including the cost of preparing, assembling and mailing the proxy materials, will be borne by the Company.

     The purposes of the Annual Meeting of Stockholders are to (a) elect a Board of Directors to serve until the next Annual Meeting of Stockholders, (b) approve the 1999 Exchange Stock Option Plan of the Company, (c) approve the 1999 Executive Equity Loan Plan of the Company and (d) vote upon a proposal submitted by the Amalgamated Bank of New York LongView Collective Investment Fund relating to the composition of the Board of Directors of the Company (the "LongView Proposal"). The Company is not aware at this time of any other matters that will come before the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters. Shares represented by executed and unrevoked Proxies will be voted in accordance with instructions contained therein or, in the absence of such instructions, in accordance with the recommendations of the Board of Directors. Abstentions and broker non-votes will not be counted for purposes of determining whether any given proposal has been approved by the stockholders of the Company. Accordingly, abstentions and broker non-votes will not affect the votes to be taken on the election of Directors, the approval of the 1999 Exchange Stock Option Plan, the approval of the 1999 Executive Equity Loan Plan or the LongView Proposal, which require for approval the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting.

     As to all matters that may come before the Annual Meeting, each stockholder will be entitled to one vote for each share of Common Stock of the Company held by him at the close of business on April 1, 1999. The holders of a majority of the shares of Common Stock of the Company present in person or by proxy and entitled to vote will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. At April 1, 1999, the record date for the Annual Meeting, there were 414,904,331 shares of Common Stock outstanding, exclusive of shares held by the Company as treasury stock.


DISSENTERS' RIGHTS OF APPRAISAL

     There are no dissenters' rights of appraisal in connection with any vote of stockholders to be taken at the 1999 Annual Meeting of Stockholders.


PROPOSALS BY STOCKHOLDERS

     Any proposals by stockholders of the Company intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's Proxy Statement and form of Proxy by December ____, 1999.


                             ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

     At the Annual Meeting, twelve Directors are to be elected. The Bylaws of the Company permit the Board of Directors to determine the number of Directors of the Company. Unless other instructions are specified, the enclosed Proxy will be voted in favor of the persons named below to serve until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. The affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required for the election of each Director. In the event any of the nominees shall be unable to serve as a Director, it is the intention of the persons designated as proxies to vote for substitutes selected by the Board of Directors. The Board of Directors of the Company has no reason to believe that any of the nominees named below will be unable to serve if elected.

     The following table sets forth certain information concerning the twelve nominees for Director of the Company:

                                                PRINCIPAL OCCUPATION
                                                 AND ALL POSITIONS                A DIRECTOR
           NAME               AGE                 WITH THE COMPANY                  SINCE
--------------------------   -----   -----------------------------------------   -----------
Richard M. Scrushy            46     Chairman of the Board                          1984
                                     and Chief Executive Officer and Director
James P. Bennett              41     President and Chief Operating Officer          1993
                                     and Director
Phillip C. Watkins, M.D.      57     Physician, Birmingham, Alabama,                1984
                                     and Director
George H. Strong              72     Private Investor, Locust, New Jersey,          1984
                                     and Director
C. Sage Givens                42     General Partner,                               1985
                                     Acacia Venture Partners,
                                     and Director
Charles W. Newhall III        54     Partner, New Enterprise                        1985
                                     Associates Limited Partnerships,
                                     and Director
Anthony J. Tanner             50     Executive Vice President --                    1993
                                     Administration and Secretary
                                     and Director
P. Daryl Brown                44     President -- HEALTHSOUTH Outpatient            1995
                                     Centers and Director

                                              PRINCIPAL OCCUPATION
                                               AND ALL POSITIONS                A DIRECTOR
          NAME              AGE                 WITH THE COMPANY                  SINCE
------------------------   -----   -----------------------------------------   -----------
John S. Chamberlin          70     Private Investor,                              1993
                                   Princeton, New Jersey,
                                   and Director
Joel C. Gordon              69     Chairman, Cardiology Partners                  1996
                                   of America, Inc.,
                                   Consultant to the Company
                                   and Director
Michael D. Martin           38     Executive Vice President                       1998
                                   and Chief Financial Officer
                                   and Director
Larry D. Striplin, Jr.      69     Chairman and Chief Executive Officer,          1999
                                   Nelson-Brantley Glass Contractors, Inc.,
                                   and Director

     Richard M. Scrushy, one of the Company's management founders, has served as Chairman of the Board and Chief Executive Officer of the Company since 1984, and also served as President of the Company from 1984 until March 1995. From 1979 to 1984, Mr. Scrushy was with Lifemark Corporation, a publicly owned healthcare corporation, serving in various operational and management positions. Mr. Scrushy is also a director of MedPartners, Inc., a publicly traded physician practice management company, for which he also served as Acting Chief Executive Officer from January 16 through March 18, 1998 and as Chairman of the Board from January 16 through December 1, 1998.

     Phillip C. Watkins, M.D., FACC, is and has been for more than five years in the private practice of medicine in Birmingham, Alabama. A graduate of The Medical College of Alabama, Dr. Watkins is a Diplomate of the American Board of Internal Medicine. He is also a Fellow of the American College of Cardiology and the Subspecialty Board of Cardiovascular Disease.

     George H. Strong retired as senior vice president and chief financial officer of Universal Health Services, Inc. in December 1984, a position he held for more than six years. Mr. Strong is a private investor and continued to act as a director of Universal Health Services, Inc., a publicly traded hospital management corporation, until 1993. Mr. Strong is also a director of Balanced Care Corporation and Integrated Health Services, Inc., both publicly traded healthcare corporations, and AmeriSource, Inc., a large drug wholesaler.

     C. Sage Givens is a general partner of Acacia Venture Partners, a private venture capital fund capitalized at $66,000,000. From 1983 to June 30, 1995, Ms. Givens was a general partner of First Century Partners, a private venture capital fund capitalized at $100,000,000. Ms. Givens managed the fund's healthcare investments. Ms. Givens serves on the boards of directors of PhyCor, Inc., a publicly traded healthcare corporation, and several privately held healthcare companies.

     Charles W. Newhall III is a general partner and founder of New Enterprise Associates Limited Partnerships, Baltimore, Maryland, where he has been engaged in the venture capital business since 1978. Mr. Newhall is also a director of Integrated Health Services, Inc., MedPartners, Inc. and Opta Food Ingredients, Inc., all of which are publicly traded corporations.

     James P. Bennett joined the Company in May 1991 as Director of Inpatient Operations, was promoted to Group Vice President -- Inpatient Rehabilitation Operations in September 1991, again to President and Chief Operating Officer -- HEALTHSOUTH Rehabilitation Hospitals in June 1992, to President -- HEALTHSOUTH Inpatient Operations in February 1993, and to President and Chief Operating Officer of the Company in March 1995. Mr. Bennett was elected a Director in February 1993. From August 1987 to May 1991, Mr. Bennett was employed by Russ Pharmaceuticals, Inc., Birmingham, Alabama, as Vice President -- Operations, Chief Financial Officer, Secretary and director. Mr. Bennett served as certified public accountant on the audit staff of the Birmingham, Alabama office of Ernst & Whinney (now Ernst & Young LLP) from October 1980 to August 1987.

     Anthony J. Tanner, Sc.D., a management founder, serves as Executive Vice President -- Administration and Secretary of the Company and was elected a Director in February 1993. From 1980 to 1984, Mr. Tanner was with Lifemark
Corporation in the Shared Services Division as director, clinical and professional programs (1982-1984) and director, quality assurance and education (1980-1982), where he was responsible for the development of clinical programs and marketing programs.

     P. Daryl Brown joined the Company in April 1986 and served until June 1992 as Group Vice President -- Outpatient Operations. He became President -- HEALTHSOUTH Outpatient Centers in June 1992, and was elected as a Director in March 1995. From 1977 to 1986, Mr. Brown served with the American Red Cross, Alabama Region, in several positions, including Chief Operating Officer, Administrative Director for Financing and Administration and Controller.

     John S. Chamberlin retired in 1988 as president and chief operating officer of Avon Products, Inc., a position he had held since 1985. From 1976 until 1985, he served as chairman and chief executive officer of Lenox, Incorporated, after 22 years in various assignments for General Electric. From 1990 to 1991, he served as chairman and chief executive officer of New Jersey Publishing Co. Mr. Chamberlin is chairman of the board of Sports Holding Company and WNS, Inc., and is a director of Imagyn Medical Technologies, Inc. He is a member of the Board of Trustees of the Medical Center at Princeton and is a trustee of the Woodrow Wilson National Fellowship Foundation.

     Joel C. Gordon served as Chairman of the Board of Directors of Surgical Care Affiliates, Inc. ("SCA") from its founding in 1982 until January 17, 1996, when SCA was acquired by the Company. Mr. Gordon also served as Chief Executive Officer of SCA from 1987 until January 17, 1996. Mr. Gordon is Chairman of Cardiology Partners of America, Inc. and serves on the boards of directors of Genesco, Inc., an apparel manufacturer, and SunTrust Bank of Nashville, N.A.

     Michael D. Martin joined the Company in October 1989 as Vice President and Treasurer, and was named Senior Vice President -- Finance and Treasurer in February 1994 and Executive Vice President -- Finance and Treasurer in May 1996. In October 1997, he was additionally named Chief Financial Officer of the Company, and in March 1998, he was named a Director of the Company. In March 1999, he ceased serving as Treasurer of the Company. From 1983 through September 1989, Mr. Martin specialized in healthcare lending with AmSouth Bank N.A., Birmingham, Alabama, where he was a Vice President immediately prior to joining the Company. Mr. Martin is a director of MedPartners, Inc.

     Larry D. Striplin, Jr. has been the Chairman and Chief Executive Officer of Nelson-Brantley Glass Contractors, Inc. and Chairman and Chief Executive Officer of Clearview Properties, Inc. since December 1995. Until December 1995, Mr. Striplin had been Chairman of the Board and Chief Executive Officer of Circle "S" Industries, Inc., a privately owned bonding wire manufacturer. Mr. Striplin is a member of the boards of directors of Kulicke & Suffa Industries, Inc., a publicly traded manufacturer of electronic equipment, The Banc Corporation and MedPartners, Inc.

     Directors hold office until the next Annual Meeting of Stockholders of the Company and until their successors are elected and qualified. Officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors.


MANAGEMENT MATTERS

     There are no arrangements or understandings known to the Company between any of the Directors, nominees for Director or executive officers of the Company and any other person pursuant to which any of such persons was elected as a Director or an executive officer, except the Employment Agreements between the Company and Richard M. Scrushy, James P. Bennett, Michael D. Martin, Anthony J. Tanner and P. Daryl Brown (see "Executive Compensation and Other Information -- Audit and Compensation Committee Report on Executive Compensation -- Chief Executive Officer Compensation; Developments in 1998" and " -- Other Executive Employment Agreements and Related Developments"), and except that the Company initially agreed to appoint Mr. Gordon to the Board of Directors in connection with the SCA merger. There are no family relationships between any Directors, nominees for Director or executive officers of the Company. The Board of Directors of the Corporation held a total of 11 meetings during 1998.

     The Company is a party to Employment Agreements with the executive officers named in the Summary Compensation Table under "Executive Compensation and Other Information -- Executive Compensation -- General". Except for such Employment Agreements and except for the broad-based retirement plans of the Company described under "Executive Compensation and Other Information -- Retirement Investment Plan" and "Executive Compensation and Other Information -- Employee Stock Benefit Plan" and the Executive Deferred Compensation Plan of the Company described under "Executive Compensation and Other Information -- Deferred Compensation Plan", there are no compensatory plans or arrangements with respect to any such executive officer which result or will result from the resignation or retirement of such executive officer or any other termination of such executive officer's employment with the Company and its subsidiaries or from a change in control of the Company or from a change in such executive officer's responsibilities following a change in control of the Company.

     The Audit and Compensation Committee of the Board is responsible for reviewing all reports from the Company's auditors, monitoring internal controls and reviewing the Company's compensation program, as well as administering the Company's stock option plans. On May 21, 1998, C. Sage Givens, George H. Strong and Phillip C. Watkins, M.D., all of whom are outside Directors, were appointed to serve on this committee for a period of one year or until their successors are appointed. They continue to serve in such capacity. This committee held two meetings and acted twice by unanimous written consent during 1998.

     On August 14, 1997, the Board of Directors established a Corporate Compliance Committee of the Board of Directors, which is responsible for establishing and reviewing the Company's Corporate Compliance Program and otherwise ensuring that the Corporation operates in compliance with federal, state and local laws and regulations. At that time, Richard M. Scrushy, Chairman of the Board and Chief Executive Officer of the Company, James P. Bennett, President and Chief Operating Officer of the Company, and Anthony J. Tanner, Executive Vice President -- Administration and Secretary of the Company, and John S. Chamberlin, Joel C. Gordon, and Charles W. Newhall III, all of whom are outside Directors, were appointed to serve on this committee, with Mr. Tanner appointed as Chairman and Compliance Officer. Members of the committee serve for a period of one year or until their successors are appointed. The above members were reappointed on May 21, 1998 and continue to serve. This committee conducted its business during regular Board of Directors meetings in 1998 and did not meet separately from the Board of Directors.

     The Company has no other standing audit, nominating or compensation committees of the Board of Directors.


SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, Directors and beneficial owners of more than 10% of the Company's Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no reports on Form 5 were required, the Company believes that for the period from January 1, 1998 through December 31, 1998, all of its officers, Directors and greater-than-10% beneficial owners complied with
Section 16(a) filing requirements applicable to them.

                         1999 EXCHANGE STOCK OPTION PLAN

GENERAL

     The Company's Board of Directors has adopted the 1999 Exchange Stock Option Plan (the "Exchange Plan") for certain key employees of the Company and its subsidiaries who hold existing stock options under other stock option plans of the Company which are significantly out-of-the-money (i.e., where the exercise price of such options is substantially higher than current market prices for the Company's Common Stock). The Exchange Plan is intended to advance the Company's interests by providing such persons the opportunity to exchange Eligible Exchanging Options (as defined below) for options covering a smaller number of shares of Common Stock at a lower exercise price.

     Management believes that the Exchange Plan will benefit the Company by restoring incentive to holders of Eligible Exchanging Options to work to enhance stockholder value. The implicit value of Eligible Exchanging Options to such holders has significantly diminished due to a substantial decline in the Company's stock price, which management believes largely reflects industry and general market factors and not factors within the control of such holders. Accordingly, management believes that it is important to provide such holders with the opportunity to regain meaningful incentive. Further, the exchange of Eligible Exchanging Options for options under the Exchange Plan will reduce the total number of shares of Common Stock subject to outstanding options, thus eliminating a portion of market "overhang" associated with the Company's existing stock options.

     For purposes of the Exchange Plan, "Eligible Exchanging Option" shall mean any stock option held by any employee of the Company (other than Directors and executive officers) (i) which is issued under any other stock option plan of the Company, excluding those stock option plans which were assumed by the Company in connection with the acquisition of other entities, (ii) which is currently outstanding, whether or not vested or exercisable, and (iii) which has an exercise price equal to or greater than $16.00 per share. Options covering approximately 3,333,600 shares of Common Stock will be eligible for exchange under the Exchange Plan. Directors and executive officers of the Company will not be eligible to participate in the Exchange Plan, and options held by such persons shall not be deemed to be Eligible Exchanging Options.

     It should be noted that each employee of the Company who holds Eligible Exchanging Options has, by reason of being eligible to receive options under the Exchange Plan, an interest in seeing that the Exchange Plan is adopted by the stockholders.

     Set forth below is a summary of the major features of the Exchange Plan. This summary does not purport to be a complete statement of all the provisions of the Exchange Plan, and is qualified in its entirety by the text of the Exchange Plan attached to this Proxy Statement as Appendix A. See "Executive Compensation and Other Information -- Stock Option Plans" in this Proxy Statement for information with respect to stock options granted to certain
Directors and executives of the Company under the other stock option plans of the Company described herein.


NATURE OF OPTIONS TO BE GRANTED PURSUANT TO THE EXCHANGE PLAN

     The Exchange Plan provides for the grant of non-qualified stock options. The Plan does not provide for the grant of "incentive stock options", as such term is used under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").


COMMON STOCK SUBJECT TO THE EXCHANGE PLAN

     The aggregate number of shares of Common Stock covered by the Exchange Plan is 2,750,000 shares. Shares issued upon exercise of options under the Exchange Plan may be either authorized but unissued shares or shares re-acquired by the Company. If, on or prior to the termination of the Exchange Plan, an option granted thereunder expires or is terminated for any reason without having been exercised in full, the unpurchased shares covered thereby shall cease to be reserved for issuance under the Exchange Plan and shall revert to the status of authorized but unissued shares. The maximum number of shares of

Common Stock for which any individual may be granted options under the Exchange Plan during any calendar year shall be equal to the largest number of shares eligible for issuance to any one optionholder based upon the exchange ratios described in the Exchange Plan.

     The purchase price for the shares of Common Stock covered by each option granted under the Exchange Plan will be at least 100% of the fair market value, but in no event less than the par value, per share of the Common Stock at May 20, 1999, the date of the 1999 Annual Meeting of Stockholders. For purposes of the Exchange Plan, such fair market value shall be conclusively deemed to be the closing price per share of the Common Stock on the New York Stock Exchange Composite Transactions Tape on such date. Options issued under the Exchange Plan shall be deemed to have been granted on May 20, 1999.

     The Exchange Plan prohibits any reduction of the exercise price of outstanding options granted under the plan except by reason of an adjustment pursuant to a stock split, merger, business combination, recapitalization or similar change in the capitalization of the Company. The Exchange Plan likewise prohibits the cancellation of outstanding options accompanied by the reissuance of substitute options at a lower exercise price.


ADMINISTRATION OF THE EXCHANGE PLAN

     The Exchange Plan is administered by the Audit and Compensation Committee of the Board of Directors (the "Committee"), each member of which is an outside Director. The Committee has full and exclusive authority to determine the grant of options under the Exchange Plan.


GRANT OF OPTIONS UNDER THE EXCHANGE PLAN

     Options may be granted under the Exchange Plan only in exchange for the surrender and cancellation of Eligible Exchanging Options. Such exchange shall be based upon the following ratios: (i) if the exercise price of an Eligible Exchanging Option is at least $16.00 but less than $22.00 per share, such Eligible Exchanging Option may be surrendered in exchange for an option under the Exchange Plan covering two shares of Common Stock for each three shares of Common Stock covered by the surrendered Eligible Exchanging Option; and (ii) if the exercise price of an Eligible Exchanging Option is $22.00 per share or greater, such Eligible Exchanging Option may be surrendered in exchange for an option under the Exchange Plan covering three shares of Common Stock for each four shares of Common Stock covered by the surrendered Eligible Exchanging Option.

     Each optionholder surrendering Eligible Exchanging Options shall be required to retain Eligible Exchanging Options covering 10% of the aggregate number of shares covered by the total number of Eligible Exchanging Options held by such optionholder (the "10% Holdback"). The 10% Holdback shall consist of those Eligible Exchange Options having the lowest exercise price. Optionholders desiring to participate in the Exchange Plan must surrender not less than all of their Eligible Exchanging Options, less only the 10% Holdback. The shares represented by surrendered Eligible Exchanging Options shall not be restored to the stock option plan under which they were issued, but instead shall revert to the status of authorized but unissued shares of Common Stock.

     Each option granted under the Exchange Plan shall be granted pursuant to and subject to the terms and conditions of a stock option agreement (a "Stock Option Agreement") to be entered into between the Company and the optionholder at the time of such grant. Any such Stock Option Agreement shall incorporate by reference all of the terms and provisions of the Exchange Plan as in effect at the time of grant and may contain such other terms and provisions as shall be approved and adopted by the Committee.

     The expiration date of an option granted under the Exchange Plan shall be identical to the expiration date of the Eligible Exchanging Option surrendered in exchange therefor, provided that each such option shall expire not more than ten years after the date such option is granted. Each option shall become exercisable in whole, in part or in installments at such time or times as the Committee may prescribe and specify in the Stock Option Agreement at the time the option is granted. Unless otherwise expressly provided in the Stock Option Agreement, each option granted under the Exchange Plan shall be deemed to be vested and exercisable in the same proportion to the total number of shares covered thereby as the relevant Eligible Exchanging Option was so vested and exercisable at the time of surrender, and any unvested portion of such option shall vest and become exercisable at the same time and in the same proportions to the total number of shares covered thereby as previously provided with respect to the relevant Eligible Exchanging Option.

     In the event of a "Change in Control" (as defined), of the Company, options granted under the Exchange Plan which are, by their terms, exercisable in installments, will become immediately exercisable in full. A "Change in Control" is defined to include the acquisition of more than 25% of the outstanding voting securities of the Company by a single person or group, the election to the Board of Directors of persons constituting a majority of the Board of Directors who are not "Incumbent Directors" (as defined), or the approval by the stockholders of the Company of (i) a merger, reorganization or similar transaction which results in the then-current stockholders of the Company owning less than 75% of the combined voting power of the reorganized or merged entity, (ii) the liquidation or dissolution of the Company, or (iii) the sale of all or substantially all of the assets of the Company. These provisions of the Exchange Plan may have some deterrent effect on certain mergers, tender offers or other takeover attempts, thereby having some potential adverse effect on the market price of the Company's Common Stock.

     The exercise price for options granted under the Exchange Plan may be paid in any of the following ways, which may be combined for any given exercise: (a) the exercise price may be paid in cash; (b) the exercise price may be paid by tendering outstanding shares of Common Stock having a fair market value equal to the aggregate exercise price for the options being exercised; or (c) subject to applicable requirements of the Exchange Act, the optionholder may deliver with his exercise notice irrevocable instructions to a broker to promptly deliver to the Company an amount of sale or loan proceeds sufficient to pay the exercise price.

     Options granted under the Exchange Plan shall be assignable or transferable only by will or pursuant to the laws of descent and distribution, and shall be exercisable during the optionholder's lifetime only by the optionholder, except for certain permitted transfers to family members, trusts or partnerships for the benefit of family members, or tax-exempt charities. No holder of any option shall have any rights to dividends or other rights of a stockholder with respect to shares subject to an option prior to the purchase of such shares upon exercise of the option.


TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY OF OPTIONHOLDER

     With respect to an option which, by its terms, is not exercisable for one year from the date on which it is granted, if an optionholder's employment by, or other relationship with, the Company or any of its subsidiaries terminates for any reason other than death within one year after the date an unexercised option is granted under the Exchange Plan, the option shall terminate on the date of termination of such employment or other relationship. With respect to all options granted under the Exchange Plan, if an optionholder's employment by, or other relationship with, the Company is terminated by reason of his death, the option shall terminate one year after the date of death, unless the option otherwise expires. If an optionholder's employment by, or other relationship with, the Company terminates for any other reason, or at any other time, other than as set forth above, the option shall terminate three months after the date of termination of such employment or other relationship, unless the option earlier expires, provided that: (a) if the optionholder dies within such three-month period, the option shall terminate one year after the date of his death, unless the option earlier expires; (b) the Board of Directors may, at any time prior to any termination of such employment or other relationship under the circumstances covered herein, determine in its discretion that the option shall terminate on the date of termination of such employment or other relationship; and (c) the exercise of any option after termination of such employment or other relationship shall be subject to satisfaction of the conditions precedent that the optionholder refrain from engaging, directly or indirectly, in any activity which is competitive with any activity of the Company or any subsidiary and from otherwise acting, either prior to or after termination of such employment or other relationship, in any manner inimical or in any way contrary to the best interests of the Company and that the optionholder furnish to the Company such information with respect to the satisfaction of the foregoing conditions precedent as the Board of Directors shall reasonably request.


EXPIRATION, TERMINATION AND AMENDMENT OF THE EXCHANGE PLAN

     The Exchange Plan will terminate on the earliest of (a) September 30, 1999,
(b) the date on which all shares of Common Stock reserved for issuance under the Exchange Plan shall have been acquired through exercise of options granted thereunder, or (c) such earlier time as the Board of Directors may determine. Any option outstanding under the Exchange Plan at the time of its termination shall remain in effect in accordance with its terms and conditions and those of the Exchange Plan.

     The Exchange Plan may, at any time or from time to time, be terminated, modified or amended by the stockholders of the Company by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote. The Board of Directors may, insofar as permitted by law, from time to time with respect to any shares of Common Stock at the time not subject to options, suspend or discontinue the Exchange Plan or revise or amend it in any respect whatsoever, except that, without approval of the stockholders of the Company, no such revision or amendment shall increase the number of shares subject to the Exchange Plan, permit exercise of options unless full payment is made at the time of exercise (except as provided in the Exchange Plan), decrease the price at which options may be granted, extend the period during which options may be exercised, or change the provisions relating to adjustment to be made upon changes in capitalization. Subject to the provisions described above, the Board of Directors has the power to amend the Exchange Plan and any outstanding options granted thereunder in such respects as the Board of Directors shall, in its sole discretion, deem advisable in order to incorporate in the Exchange Plan or any such option any new provision or change designed to comply with or take advantage of requirements or provisions of the Code or other statute, or rules or regulations of the Internal Revenue Service or other federal or state governmental agency enacted or promulgated after the adoption of the Exchange Plan.


FEDERAL TAX CONSEQUENCES

     Pursuant to the Code, upon the exercise of an option under the Exchange Plan, the Company is generally entitled to a tax deduction in an amount equal to the difference between the option price and the fair market value of the Common Stock on the date the option is exercised. For federal tax purposes, the person exercising the option must pay personal income taxes on an amount equal to the difference between the option price and the fair market value of the Common Stock on the date the option is exercised. The basis of the Common Stock obtained by exercising the option will be the option price paid plus the amount equal to the difference between the option price and the fair market value of the Common Stock on the date the option is exercised, which amount was subject to federal income tax. A subsequent sale of the Common Stock by the person exercising the option will result in a long- or short-term capital gain or loss depending on the total period of time that the shares of Common Stock are held. Generally, no taxable event occurs under the Code upon the grant of an option under the Exchange Plan.


NEW PLAN BENEFITS

     No options have been granted under the Exchange Plan. The number of shares covered by particular options to be granted under the Exchange Plan is not determinable at this time.


VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     Management recommends a vote FOR the adoption of the 1999 Exchange Stock Option Plan. The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock present or represented and entitled to vote at the Annual Meeting will be necessary for stockholder approval of the 1999 Exchange Stock Option Plan.

                         1999 EXECUTIVE EQUITY LOAN PLAN

GENERAL

     The Company's Board of Directors has adopted the 1999 Executive Equity Loan Plan (the "Loan Plan") for the Company's executives and other key employees of the Company and its subsidiaries. The Loan Plan is intended to advance the Company's interests by providing such persons with additional incentive for future endeavor and to align the interests of the Corporation's management and its stockholders by providing a mechanism to enhance ownership of the Common Stock by such executives and key employees, through the making of loans ("Loans") to such executives and key employees to purchase shares of the Common Stock. Loans made under the Plan may only be used for the purpose of purchasing Common Stock of the Company.

     It should be noted that each officer and employee of the Company has, by reason of being eligible to receive Loans under the Loan Plan, an interest in seeing that the Loan Plan is adopted by the stockholders.

     Set forth below is a summary of the major features of the Loan Plan. This summary does not purport to be a complete statement of all the provisions of the Loan Plan, and is qualified in its entirety by the text of the Loan Plan attached to this Proxy Statement as Appendix B.


MAXIMUM PRINCIPAL AMOUNT OF LOANS UNDER THE LOAN PLAN

     Loans may be made under the Loan Plan in such amounts as are approved by the Committee (as defined below), provided that the maximum aggregate principal amount of Loans outstanding under the Plan at any time shall not exceed $50,000,000. If, on or prior to the termination of the Loan Plan, the principal amount of any Loan under the Loan Plan shall have been repaid in whole or in part, the principal amount so repaid shall again become available for the making of Loans under the Plan, subject to the foregoing limitation on the maximum aggregate principal amount outstanding at any time.


ADMINISTRATION OF THE LOAN PLAN

     The Loan Plan is administered by the Audit and Compensation Committee of the Board of Directors (the "Committee"), each member of which is an outside Director. The Committee has full and exclusive authority to make Loans under the Loan Plan; provided, however, that the Committee may delegate responsibility for all or part of the administration of the Loan Plan to appropriate officers of the Company, but no such officers shall have the power to make Loans under the Loan Plan, amend, waive or modify any provision of the Loan Plan or forgive any Loans, in whole or in part, without the express approval of the Committee in each case.


LOANS UNDER THE LOAN PLAN

     Each Loan made under the Loan Plan shall be granted pursuant to and subject to the terms and conditions of a loan agreement (a "Loan Agreement") to be entered into between the Company and the optionholder at the time of such award. Any such Loan Agreement shall incorporate by reference all of the terms and provisions of the Loan Plan as in effect at the time of grant and may contain such other terms and provisions as shall be approved and adopted by the Committee.

     Loans made under the Loan Plan shall be subject to the following terms and conditions:

          (a) The proceeds of Loans may be used only for purchases of the Common Stock in open-market transactions, block trades or negotiated transactions. Such purchases must be effected through a broker approved by the Company.

          (b) Loans shall have a maturity date of seven years from the date of the Loan, subject to acceleration and termination as provided in the Loan Plan. Such maturity date may be extended for up to one additional year by the Committee, acting in its discretion. The unpaid principal balance of each Loan shall bear interest at a rate equal to the effective interest rate on the average outstanding balance under the Company's principal credit agreement for each calendar quarter, adjustable as of the end of each calendar quarter, which effective interest rate shall be determined by the Controller of the Company. Interest shall be compounded annually. Subject to the terms and conditions set forth in the Loan Plan, repayment of principal and interest may be deferred until final maturity of the Loan.

          (c) Each Loan shall be secured by a pledge of all of the shares of Common Stock purchased with the proceeds thereof ("Loan Shares"), pursuant to which the participant shall grant the Company a first priority lien on and security interest in the Loan Shares. The Loan Shares may not be sold for one year after the date on which they were acquired (the "Acquisition Date"). Thereafter, one-third of the aggregate number of Loan Shares may be sold during each of the second, third and fourth years after the Acquisition Date, with any unsold portion carrying forward from year to year. The proceeds from any such sale must be used to repay a percentage of the principal amount of the Loan equal to the percentage of Loan Shares sold, less any amounts withheld for taxes (the "Mandatory Prepayment Amount"). Any proceeds in excess of the Mandatory Prepayment Amount shall be retained by the participant.

          (d) Notwithstanding any contrary provision in the Loan Plan or any Loan Agreement, a Loan shall immediately mature, and all principal and accrued but unpaid interest thereon shall be due and payable, within 30 days after the effective date of any termination of the participant's employment by the Company, whether voluntary or involuntary, or upon the death or disability of the participant. Without limiting the generality of the foregoing, the Company may, but shall not be required to, repurchase the Loan Shares of a participant at such participant's original acquisition cost if the participant's employment is terminated, voluntarily or involuntarily or by reason of death or disability, within the first three years after the Acquisition Date, according to the following schedule:


                                      PERCENTAGE OF LOAN SHARES
              YEAR BEGINNING ON         SUBJECT TO REPURCHASE
          ------------------------   --------------------------
            Acquisition Date                    100 %
            First Anniversary of
              the Acquisition Date               66 2/3%
            Second Anniversary of
              the Acquisition Date               33 1/3%


     The terms of such repurchase shall be as set forth in the Loan Agreement. In the event of any such repurchase, the purchase price of the shares so repurchased shall be credited against the outstanding principal balance and accrued but unpaid interest on the Loan, and the participant shall be responsible for the payment of any deficiency.

          (e) Certificates evidencing Loan shares shall bear an appropriate restrictive legend. The Company may require such certificates to be held in a custodial account with a bank or other financial institution, or may hold such certificates itself.

          (f) Loans shall be made with full recourse, and each participant shall be required to repay all principal and accrued but unpaid interest upon the maturity of the Loan (or its earlier acceleration or termination), irrespective of whether the participant has sold Loan Shares or whether the proceeds of any such sale were sufficient to repay all principal and interest with respect to the Loan. If, at any time, the Committee determines in its reasonable discretion that the value of the Loan Shares pledged as security for the Loan is less than the indebtedness evidenced by the Loan, the Committee shall require the participant to post additional security (which may be shares of Common Stock or other collateral acceptable to the Committee, in its reasonable discretion) in an amount sufficient to fully secure the indebtedness of the Loan.

     In the event of a "Change in Control" (as defined) of the Company, any restrictions on sale of Loan Shares shall terminate, but the Loan Shares shall remain subject to the pledge in favor of the Company. A "Change in Control" is defined to include the acquisition of more than 25% of the outstanding voting securities of the Company by a single person or group, the election to the Board of Directors of persons constituting a majority of the Board of Directors who are not "Incumbent Directors" (as defined), or the approval by the stockholders of the Company of
(i) a merger, reorganization or similar transaction which results in the then-current stockholders of the Company owning less than 75% of the combined voting power of the reorganized or merged entity, (ii) the liquidation or dissolution of the Company, or (iii) the sale of all or substantially all of the assets of the Company. These provisions of the Loan Plan may have some deterrent effect on certain mergers, tender offers or other takeover attempts, thereby having some potential adverse effect on the market price of the Company's Common Stock.


EXPIRATION, TERMINATION AND AMENDMENT OF THE LOAN PLAN

     The Loan Plan will terminate on the earlier of (a) May 19, 2009 or (b) such earlier time as the Board of Directors may determine. Any Loan outstanding under the Loan Plan at the time of its termination shall remain in effect in accordance with its terms and conditions and those of the Loan Plan.

     The Loan Plan may, at any time or from time to time, be terminated, modified or amended by the stockholders of the Company by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote. The Board of Directors may, insofar as permitted by law, from time to time suspend or discontinue the Loan Plan or revise or amend it in any respect whatsoever, except that, without approval of the stockholders of the Company, no such revision or amendment shall increase the maximum aggregate principal amount of Loans made under the Loan Plan.


FEDERAL TAX CONSEQUENCES

     In general, the making or receipt of Loans and the repayment of principal will not be a taxable event or have other tax effects with respect to either the Company or the participant. The payment of interest on Loans will ordinarily be taxable income to the Company, but will not be deductible by the participant. The sale of Loan Shares will ordinarily constitute a long- or short-term capital gain or loss, depending on the period of time for which the Loan Shares were held and the price at which they were purchased.


NEW PLAN BENEFITS

     No awards have been made under the Loan Plan. The principal amount of Loans to be made under the Loan Plan is not determinable at this time.


VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     Management recommends a vote FOR the adoption of the Loan Plan. The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock present or represented and entitled to vote at the Annual Meeting will be necessary for stockholder approval of the Loan Plan.


                              STOCKHOLDER PROPOSAL

THE LONGVIEW PROPOSAL

     Amalgamated Bank of New York LongView Collective Investment Fund, 11-15 Union Square, New York, New York 10003, claiming beneficial ownership of 55,100 shares of the Company's Common Stock, has submitted the proposal set forth below (the "LongView Proposal", as defined above):


                             "SHAREHOLDER RESOLUTION

     "RESOLVED that the shareholders request the Board of Directors to amend the articles of incorporation and/or bylaws to the extent necessary to provide that at least three-quarters of all Board members are `independent'. For purposes of this resolution, an independent director shall be considered as one who:

     o has not been employed by HEALTHSOUTH or an affiliate in an executive capacity;

     o has not been a member of a corporation or firm that is one of HEALTHSOUTH's paid advisers or consultants;

     o has not been employed by a significant customer of or supplier to HEALTHSOUTH;

     o has not had personal services contracts with HEALTHSOUTH or one of its affiliates;

     o has not been employed by a foundation or university that receives significant grants or endowments from HEALTHSOUTH;

     o is not a relative of an executive of HEALTHSOUTH or one of its affiliates;

     o has not been part of an interlocking directorate in which the CEO or other executive officer of HEALTHSOUTH serves on the board of another corporation that employs that director; and

     o    does  not   have   any   personal,   financial   and/or   professional
          relationships with the CEO or other executive officer that could interfere with the exercise of independent judgment by such director.


                              "SUPPORTING STATEMENT

     "This proposal seeks to establish a level of independence that we believe will permit clear and objective decision-making in the best long-term interest of all shareholders.

     "Five of HEALTHSOUTH's 12 Directors are company insiders. A sixth is the CEO of MedPartners, and HEALTHSOUTH's CEO, Richard M. Scrushy, is former Chairman and current director of MedPartners' Board of Directors. As a result, HEALTHSOUTH falls short of the level of independence proposed in this resolution.

     "In our view, Board dominance by insiders and people having other significant ties to management can raise questions about whether a Board is giving priority to management's interest at the expense of the shareholders. As a committee of the Business Roundtable put it:

     `Boards of Directors at large publicly-held corporations should be composed predominately of independent directors who do not hold management responsibilities within the corporation. . . . In order to underscore their independence, non-management directors should not be dependent on the companies on whose boards they serve.'

     "We believe that greater board independence is particularly important at this time. After years of growth, HEALTHSOUTH's stock price has plummeted since late 1997. The company's performance for the past five years now lags behind that of the S&P 500 index.

     "We also believe that greater independence is needed in light of HEALTHSOUTH's record on executive compensation. Our CEO was recently named as one of ten `executive pay anti-heroes' by Graef Crystal, an expert on executive pay, in a report prepared for the Council of Institutional Investors. Crystal's conclusion was based in part on Mr. Scrushy's drawing a base salary 350% above the market; a salary and bonus 592% above the market; and a total direct compensation that is 225% above the market.

     "We urge you to vote FOR this resolution."


RESPONSE OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote AGAINST the LongView Proposal, for the reasons set forth below.

     The Company's Board of Directors agrees that the management of the Company should be vested in a Board of Directors consisting of a majority of independent directors. For that reason, the Company has always maintained just such a majority on its Board. The Board of Directors currently consists of seven outside Directors and five inside Directors. The outside directors comprise two of the nation's leading healthcare venture capitalists, the former chief financial officer of a large hospital chain, a veteran of senior executive positions with large retail and manufacturing enterprises, one of Alabama's most successful entrepreneurs, a leading physician and a healthcare executive identified by HealthcareBusiness magazine as having been involved in the start-up of over 15 healthcare companies. The Company's current inside Directors comprise two founders of the Company, as well as its Chief Operating Officer, its Chief Financial Officer and the Chief Operating Officer of its largest division. Only one member of the Company's Board of Directors is paid for consulting services, and that member, Joel C. Gordon, founded Surgical Care Affiliates, a pioneering company in the outpatient surgery business that was acquired by the Company in 1996. The Board of Directors believes that its current composition affords it a combination of independence, experience and knowledge of the healthcare industry and the Company's business that has served the Company and its stockholders well.

     Each outside director meets the definition of independence adopted by the New York Stock Exchange, which excludes any director who has "any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment". Further, each outside director other than Mr. Gordon meets the more stringent test of being an "outside director" under the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (which regulations provide, among other things, that an outside director cannot be a current employee, a former employee receiving compensation for prior services (subject to certain exceptions), a current or former officer of the corporation, or a person who receives (or is entitled to receive) remuneration from the corporation in any capacity other than as a director).

     The Board of Directors believes that the requirements proposed under the LongView Proposal are arbitrary, unnecessary and inappropriate in that, unlike the standards imposed by the New York Stock Exchange and the Internal Revenue Code, such requirements would, for example, presume that a director was not independent because that director was an employee of a company that engaged in arm's-length commercial transactions with the Company in the ordinary course of business, or of a foundation or university that received grants or endowments from the Company. The Company operates in all 50 states, the United Kingdom and Australia, and as a consequence has customer or supplier relationships with a wide range of other companies around the world which may or may not meet the undefined and subjective standard of being "significant". Likewise, as part of its policy of corporate stewardship, the Company provides support to a number of charitable foundations and educational institutions around the country. The arbitrary requirements contained in the LongView Proposal would, without further inquiry into the substantive independence of the directors, automatically bar any employees of such companies, foundations and institutions from being considered as independent directors, potentially depriving the Committee of knowledgeable and experienced insight into the matters facing it. Thus, for example, current or former executives of such companies as General Electric, Delta Airlines and Wal-Mart, and current and former administrators of such institutions as Vanderbilt University, the University of Virginia or the Arthritis Foundation, would not be regarded as "independent" directors under the LongView proposal.

     In support of its proposal, LongView attributes an industry-wide decline in stock prices to the performance of the Company's board notwithstanding the Company's continuing record of earnings growth, and makes a gratuitous attack upon the Company's Chairman of the Board and Chief Executive Officer, who has voluntarily forgone his own salary during the decline in the Company's stock price. In addition, the LongView supporting statement indicates that MedPartners' Chief Executive Officer serves on the Company's Board, which is no longer correct. LongView offers these dubious rationales in the face of the performance that the Company has seen under its existing Board structure, under which the Company:

     * has become the only healthcare services provider to operate facilities in all 50 states

     *    has  met  or  exceeded  analysts'   expectations  for  50  consecutive
          quarters;

     *    has become part of the S&P 500 only 13 years after inception; and

     * has become one of the few publicly traded healthcare services companies to maintain investment grade ratings with Standard & Poor's and Moody's;

all while becoming the nation's largest provider of outpatient surgery and rehabilitative healthcare services. The Board believes that its existing policies with respect to membership have served the Company and its stockholders well, and that the LongView Proposal is unnecessary and inadvisable.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote AGAINST the LongView Proposal. The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock present or represented and entitled to vote at the Annual Meeting will be necessary for stockholder approval of the LongView Proposal.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION -- GENERAL

     The following table sets forth compensation paid or awarded to the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (the "Named Executive Officers") for all services rendered to the Company and its subsidiaries in 1996, 1997 and 1998.

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                                   ---------------------------------------   -------------------------
                                                             BONUS/ANNUAL       STOCK       LONG-TERM           ALL
                                                               INCENTIVE        OPTION      INCENTIVE       OTHER COM-
   NAME AND PRINCIPAL POSITION      YEAR        SALARY           AWARD          AWARDS       PAYOUTS       PENSATION(1)
--------------------------------   ------   -------------   --------------   -----------   -----------   ----------------
Richard M. Scrushy                 1996      $3,391,775      $ 8,000,000      1,500,000        --           $  34,286(2)
Chairman of the Board              1997       3,398,999       10,000,000      1,300,000        --              21,430
and Chief Executive Officer(3)     1998       2,777,829               --      1,500,000        --              72,352

James P. Bennett                   1996         496,590          800,000        200,000        --              32,106(2)
President and Chief                1997         639,161        1,500,000        700,000        --              10,158
Operating Officer                  1998         670,000               --        300,000        --              10,092

Michael D. Martin                  1996         281,644          750,000        120,000        --              31,586(2)
Executive Vice President           1997         359,672        2,000,000        450,000        --               9,700
and Chief Financial Officer        1998         415,826               --        260,000        --               9,665

P. Daryl Brown                     1996         335,825          400,000        100,000        --              11,181
President -- HEALTHSOUTH           1997         370,673          450,000        250,000        --              10,737
Outpatient Centers                 1998         386,212               --         75,000        --              10,981

Anthony J. Tanner                  1996         298,078          350,000        100,000        --               7,763
Executive Vice President --        1997         371,114          450,000        450,000        --               9,817
Administration and Secretary       1998         388,422               --        250,000        --              11,197

----------
(1) Includes car allowances of $500 per month for Mr. Scrushy and $350 per month for the other Named Executive Officers in 1996 and 1997, use of a Company-owned automobile by Mr. Scrushy in 1998, and car allowances of $500 per month for Mr. Scrushy and $450 per month for the other Named Executive Officers through September 1998. Also includes (a) matching contributions under the Company's Retirement Investment Plan for 1996, 1997 and 1998, respectively, of: $708, $791 and $1,450 to Mr. Scrushy; $1,425, $1,425 and
     $1,499 to Mr.  Bennett;  $1,371,  $1,324 and $1,395 to Mr.  Martin;  $1,897
     $1,319  and  $1,415 to Mr.  Brown;  and  $1,290,  $1,215  and $1,308 to Mr.
     Tanner; (b) awards under the Company's Employee Stock Benefit Plan for 1996, 1997 and 1998, respectively, of $3,389, $2,889 and $2,882 to Mr.
     Scrushy;  $3,387,  $2,889 and  $2,882 to Mr.  Bennett;  $3,386,  $2,889 and
     $2,882 to Mr. Martin;  $3,389,  $2,889 and $2,882 to Mr. Brown; and $1,276,
     $2,889 and $2,882 to Mr. Tanner; and (c) split-dollar life insurance premiums paid in 1996, 1997 and 1998 of $2,312, $11,750 and $45,187 with respect to Mr. Scrushy; $1,217, $1,644 and $1,661 with respect to Mr. Bennett; $752, $1,287 and $1,338 with respect to Mr. Martin; $1,695, $2,329 and $2,634 with respect to Mr. Brown; and $997, $1,513 and $2,957 with respect to Mr. Tanner. See "Executive Compensation and Other Information -- Retirement Investment Plan" and "-- Employee Stock Benefit Plan".

(2) In addition to the amounts described in the preceding footnote, includes the forgiveness of loans in the amount of $21,877 each owed by Messrs. Scrushy, Bennett and Martin in 1996.

(3) Salary amounts for Mr. Scrushy include monthly incentive compensation amounts payable upon achievement of certain budget targets. Effective
     November 1, 1998, Mr. Scrushy voluntarily suspended receipt of his base salary and monthly incentive compensation. See "Executive Compensation and other Information -- Audit and Compensation Committee Report on Executive Compensation -- Chief Executive Officer Compensation; Developments in 1998".

STOCK OPTION GRANTS IN 1998

                                                    INDIVIDUAL GRANTS
                       -----------------------------------------------------------------------------
                                       % OF TOTAL
                                         OPTIONS
                        NUMBER OF      GRANTED TO       EXERCISE
                         OPTIONS      EMPLOYEES IN       PRICE       EXPIRATION        GRANT DATE
        NAME             GRANTED       FISCAL YEAR     PER SHARE        DATE        PRESENT VALUE(1)
--------------------   -----------   --------------   -----------   ------------   -----------------
Richard M. Scrushy      1,500,000          29.9%       $  10.00      10/22/08         $11,355,000
James P. Bennett          300,000           6.0%          10.00      10/22/08           2,271,000
Michael D. Martin         260,000           5.2%          10.00      10/22/08           1,968,200
P. Daryl Brown             75,000           1.5%          10.00      10/22/08             567,750
Anthony J. Tanner         250,000           5.0%          10.00      10/22/08           1,892,500

----------
(1) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to certain variables, including the following: (i) stock price volatility is assumed to be 76%; (ii) the risk-free rate of return is assumed to be 6.01%; (iii) dividend yield is assumed to be 0; and
     (iv) the time of exercise is assumed to be 7.3 years from the date of grant.


STOCK OPTION EXERCISES IN 1998 AND OPTION VALUES AT DECEMBER 31, 1998

                                 NUMBER                                                            VALUE OF UNEXERCISED
                                OF SHARES                    NUMBER OF UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS
                                ACQUIRED                        AT DECEMBER 31, 1998(1)          AT DECEMBER 31, 1998(2)
                                   ON           VALUE       -------------------------------   ------------------------------
            NAME                EXERCISE       REALIZED      EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----------------------------   ----------   -------------   -------------   ---------------   -------------   --------------
Richard M. Scrushy .........         --              --      12,672,524              --        $97,144,849             --
James P. Bennett ...........         --              --       1,610,000              --          4,945,175             --
Michael D. Martin. .........         --              --         860,000          30,000          1,643,750       $213,750
P. Daryl Brown .............    198,000      $2,458,802         915,000              --          5,386,450             --
Anthony J. Tanner ..........         --              --       1,190,000              --          5,026,325             --

----------
(1) Does not reflect any options granted and/or exercised after December 31, 1998. The net effect of any such grants and exercises is reflected in the table appearing under "Principal Stockholders".

(2) Represents the difference between market price of the Company's Common Stock and the respective exercise prices of the options at December 31, 1998. Such amounts may not necessarily be realized. Actual values which may be realized, if any, upon any exercise of such options will be based on the market price of the Common Stock at the time of any such exercise and thus are dependent upon future performance of the Common Stock.


STOCKHOLDER RETURN COMPARISON (1)

     Set forth below is a line graph comparing the total returns of the Company's Common Stock, the Standard & Poor's 500 (S&P 500) Index and a peer group index ("Rehab Index") compiled by the Company, consisting of Tenet Healthcare Corporation and NovaCare, Inc., publicly traded healthcare companies whose businesses are similar in some respects to that of the Company. The graph assumes $100 invested on December 31, 1993, in HEALTHSOUTH Common Stock and each of the indices. The Rehab Index has been weighted for market capitalization, and the Company assumes reinvestment of dividends for purposes of the graph.


                                    [Graph]

 DECEMBER 31,    HEALTHSOUTH     S&P 500     REHAB INDEX
-------------   -------------   ---------   -------------
     1993           100           100            100
     1994           144           101             85
     1995           231           140            128
     1996           306           172            149
     1997           440           230            222
     1998           245           295            175

----------
(1) In previous Proxy Statements of the Company, the Rehab Index included Continental Medical Systems, Inc. ("CMS"). In May 1995, CMS was acquired by Horizon Healthcare Corporation, which was the surviving corporation in the merger. Because CMS was not publicly traded during all of 1995 or thereafter, data relating to CMS has been deleted from the Rehab Index for all periods.


STOCK OPTION PLANS

     Set forth below is information concerning the various stock option plans of the Company at December 31, 1998. All share numbers and exercise prices have been adjusted to reflect the Company's March 1997 two-for-one stock split.

1984 Incentive Stock Option Plan

     The Company had a 1984 Incentive Stock Option Plan (the "ISO Plan"), intended to qualify under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), covering an aggregate of 4,800,000 shares of Common Stock. The ISO Plan expired on February 28, 1994, in accordance with its terms. As of December 31, 1998, there were outstanding under the ISO Plan options to purchase 15,202 shares of the Company's Common Stock at $3.7825 per share. All such options remain in full force and effect in accordance with their terms and the ISO Plan. Under the ISO Plan, which was administered by the Board of Directors, key employees could be granted options to purchase shares of Common Stock at 100% of fair market value on the date of grant (or 110% of fair market value in the case of a 10% stockholder/ grantee). The outstanding options granted under the ISO Plan must be exercised within ten years from the date of grant, are cumulatively exercisable with respect to 25% of the shares covered thereby after the expiration of each of the first through the fourth years following the date of grant, are nontransferable except by will or pursuant to the laws of descent and distribution, are protected against dilution and expire within three months after termination of employment, unless such termination is by reason of death.

1988 Non-Qualified Stock Option Plan

     The Company also had a 1988 Non-Qualified Stock Option Plan (the "NQSO Plan") covering a maximum of 4,800,000 shares of Common Stock. The NQSO Plan expired on February 28, 1998, in accordance with its terms. As of December 31, 1998, there were outstanding under the NQSO Plan options to purchase 7,300 shares of the Company's Common Stock at $16.25 per share. Under the NQSO Plan, which was administered by the Audit and Compensation Committee of the Board of Directors, provides that Directors, executive officers and other key employees could be granted options to purchase shares of Common Stock at 100% of fair market value on the date of grant. The outstanding options granted pursuant to the NQSO Plan have a ten-year term, are exercisable at any time during such period, are nontransferable except by will or pursuant to the laws of descent and distribution, are protected against dilution and expire within three months of termination of association with the Company as a Director or termination of employment, unless such termination is by reason of death.

1989, 1990, 1991, 1992, 1993, 1995 and 1997 Stock Option Plans

     The Company also has a 1989 Stock Option Plan (the "1989 Plan"), a 1990 Stock Option Plan (the "1990 Plan"), a 1991 Stock Option Plan (the "1991 Plan"), a 1992 Stock Option Plan (the "1992 Plan"), a 1993 Stock Option Plan (the "1993 Plan"), a 1995 Stock Option Plan (the "1995 Plan") and a 1997 Stock Option Plan (the "1997 Plan"), under each of which incentive stock options ("ISOs") and non-qualified stock options

("NQSOs") may be granted. The 1989, 1990, 1991, 1992, 1993 and 1995 Plans cover a maximum of 2,400,000 shares, 3,600,000 shares, 11,200,000 shares, 5,600,000 shares, 5,600,000 shares, 18,929,658 (to be increased by 0.9% of the outstanding Common Stock of the Company on each January 1, beginning January 1, 1996) shares and 5,000,000 shares, respectively, of the Company's Common Stock. As of December 31, 1998, there were outstanding options to purchase an aggregate of 29,938,700 shares of the Company's Common Stock under such Plans at exercise prices ranging from $2.52 to $28.0625 per share. An additional 3,825,091 shares were reserved for future grants under such Plans. Each of the 1989, 1990, 1991, 1992, 1993, 1995 and 1997 Plans is administered in the same manner as the NQSO Plan and provides that Directors, executive officers and other key employees may be granted options to purchase shares of Common Stock at 100% of fair market value on the date of grant. The 1989, 1990, 1991, 1992, 1993, 1995 and 1997
Plans terminate on the earliest of (a) October 25, 1999, October 15, 2000, June 19, 2001, June 16, 2002, April 19, 2003, June 5, 2005 and April 30, 2007,
respectively, (b) such time as all shares of Common Stock reserved for issuance under the respective Plan have been acquired through the exercise of options granted thereunder, or (c) such earlier times as the Board of Directors of the Company may determine. Options granted under these Plans which are designated as ISOs contain vesting provisions similar to those contained in options granted under the ISO Plan and have a ten-year term. NQSOs granted under these Plans have a ten-year term. Options granted under these Plans are nontransferable except by will or pursuant to the laws of descent and distribution (except for certain permitted transfers to family members or charities), are protected against dilution and will expire within three months of termination of association with the Company as a Director or termination of employment, unless such termination is by reason of death.

1993 Consultants' Stock Option Plan

     The Company also has a 1993 Consultants' Stock Option Plan (the "1993 Consultants' Plan"), under which NQSOs may be granted, covering a maximum of 3,500,000 shares of Common Stock. As of December 31, 1998, there were outstanding under the 1993 Consultants' Plan options to purchase 1,620,633 shares of Common Stock at prices ranging from $3.375 to $28.0625 per share. An additional 120,000 shares were reserved for grants under such Plans. The 1993
Consultants' Plan, which is administered by the Board of Directors, provides that certain non-employee consultants who provide significant services to the Company may be granted options to purchase shares of Common Stock at such prices as are determined by the Board of Directors or the appropriate committee. The 1993 Consultants' Plan terminates on the earliest of (a) February 25, 2003, (b) such time as all shares of Common Stock reserved for issuance under the 1993 Consultants' Plan have been acquired through the exercise of options granted thereunder, or (c) such earlier time as the Board of Directors of the Company may determine. Options granted under the 1993 Consultants' Plan have a ten-year term. Options granted under the 1993 Consultants' Plan are nontransferable except by will or pursuant to the laws of descent and distribution, are protected against dilution and expire within three months of termination of association with the Company as a consultant, unless such termination is by reason of death.

Other Stock Option Plans

     In connection with certain of its major acquisitions, the Company assumed certain existing stock option plans of the acquired companies, and outstanding options to purchase stock of the acquired companies under such plans were converted into options to acquire Common Stock of the Company in accordance with the exchange ratios applicable to such mergers. At December 31, 1998, there were outstanding under these assumed plans options to purchase 2,838,710 shares of the Company's Common Stock at exercise prices ranging from $1.6363 to $40.7042 per share. No additional options are being granted under any such assumed plans.


1998 RESTRICTED STOCK PLAN

     The Company has a 1998 Restricted Stock Plan (the "Restricted Stock Plan"), covering a maximum of 3,000,000 shares of the Company's Common Stock. The Restricted Stock Plan, which is administered by the Audit and Compensation Committee of the Board of Directors, provides that executives and other key employees of the Company and its subsidiaries may be granted restricted stock awards vesting over a period of not less than one year and no more than ten years, as determined by such Committee. The Restricted Stock Plan terminates on the earliest of (a) May 28, 2008, (b) the date on which awards covering all shares of Common Stock reserved for issuance thereunder have been granted and are fully vested thereunder, or
(c) such earlier time as the Board of Directors of the Company may determine. Awards under the Restricted Stock Plan are nontransferable except by will or pursuant to the laws of dissent and distribution (except for certain permitted transfers to family members) are protected against dilution and are forfeitable upon termination of a participant's employment to the extent not vested. No awards have been made under the Restricted Stock Plan.


RETIREMENT INVESTMENT PLAN

     Effective January 1, 1990, the Company adopted the HEALTHSOUTH Retirement Investment Plan (the "401(k) Plan"), a retirement plan intended to qualify under
Section 401(k) of the Code. The 401(k) Plan is open to all full-time and part-time employees of the Company who are over the age of 21, have one full year of service with the Company and have at least 1,000 hours of service in the year in which they enter the 401(k) Plan. Eligible employees may elect to participate in the 401(k) Plan on January 1 and July 1 in each year.

     Under the 401(k) Plan, participants may elect to defer up to 15% of their annual compensation (subject to nondiscrimination rules under the Code). The deferred amounts may be invested among four options, at the participant's direction: a money market fund, a bond fund, a guaranteed insurance contract or an equity fund. The Company will match a minimum of 15% of the amount deferred by each participant, up to 4% of such participant's total compensation, with the matched amount also directed by the participant.

     Michael D. Martin, Executive Vice President and Chief Financial Officer of the Company, and Anthony J. Tanner, Executive Vice President -- Administration and Secretary of the Company, serve as Trustees of the 401(k) Plan, which is administered by the Company.


EMPLOYEE STOCK BENEFIT PLAN

     Effective January 1, 1991, the Company adopted the HEALTHSOUTH Rehabilitation Corporation and Subsidiaries Employee Stock Benefit Plan (the "ESOP"), a retirement plan intended to qualify under sections 401(a) and 4975(e)(7) of the Code. The ESOP is open to all full-time and part-time employees of the Company who are over the age of 21, have one full year of service with the Company and have at least 1,000 hours of service in the year in which they begin participation in the ESOP on the next January 1 or July 1 after the date on which such employee satisfies the aforementioned conditions.

     The ESOP was established with a $10,000,000 loan from the Company, the proceeds of which were used to purchase 1,655,172 shares of the Company's Common Stock. In 1992, an additional $10,000,000 loan was made to the ESOP, which was used to purchase an additional 1,666,664 shares of Common Stock. Under the ESOP, a Company Common Stock account (a "company stock account") is established and maintained for each eligible employee who participates in the ESOP. In each plan year, such account is credited with such employee's allocable share of the Common Stock held by the ESOP and allocated with respect to such plan year. Each employee's allocable share for any given plan year is determined according to the ratio which such employee's compensation for such plan year bears to the compensation of all eligible participating employees for the same plan year.

     Eligible employees who participate in the ESOP and who have attained age 55 and have completed 10 years of participation in the ESOP may elect to diversify the assets in their company stock account by directing the plan administrator to transfer to the 401(k) Plan a portion of their company stock account to be invested, as the eligible employee directs, in one or more of the investment options available under the 401(k) Plan.

     Richard M. Scrushy, Chairman of the Board and Chief Executive Officer of the Company, Michael D. Martin, Executive Vice President and Chief Financial Officer of the Company, and Anthony J. Tanner, Executive Vice President -- Administration and Secretary of the Company, serve as Trustees of the ESOP, which is administered by the Company.

STOCK PURCHASE PLAN

     In order to further encourage employees to obtain equity ownership in the Company, the Company's Board of Directors adopted an Employee Stock Purchase Plan (the "Stock Purchase Plan") effective January 1, 1994. Under the Stock Purchase Plan, participating employees may contribute $10 to $200 per pay period toward the purchase of the Company's Common Stock in open-market transactions. The Stock Purchase Plan is open to regular full-time or part-time employees who have been employed for six months and are at least 21 years old. After six months of participation in the Stock Purchase Plan, the Company will provide a 10% matching contribution to be applied to purchases under the Stock Purchase Plan. The Company also pays all fees and brokerage commissions associated with the purchase of the stock. The Stock Purchase Plan is administered by a broker-dealer firm not affiliated with the Company.


DEFERRED COMPENSATION PLAN

     In 1997, the Board of Directors adopted an Executive Deferred Compensation Plan (the "Deferred Compensation Plan"), which allows senior management personnel to elect, on an annual basis, to defer receipt of up to 50% of their base salary and up to 100% of their annual bonus, if any (but not less than an aggregate of $2,400 per year) for a minimum of five years from the date such compensation would otherwise have been received. Amounts deferred are held by the Company pursuant to a "rabbi trust" arrangement, and amounts deferred are credited with earnings at an annual rate equal to the Moody's Average Corporate Bond Yield Index (the "Moody's Rate"), as adjusted from time to time, or the Moody's Rate plus 2% if a participant's employment is terminated by reason of retirement, disability or death or within 24 months of a change in control of the Company. Amounts deferred may be withdrawn upon retirement, termination of employment or death, upon a showing of financial hardship, or voluntarily with certain penalties. The Deferred Compensation Plan is administered by an Administrative Committee, currently consisting of Michael D. Martin, Executive Vice President and Chief Financial Officer of the Company, and Anthony J. Tanner, Executive Vice President -- Administration and Secretary of the Company.


BOARD COMPENSATION

     Directors who are not also employed by the Company are paid Directors' fees of $10,000 per annum, plus $3,000 for each meeting of the Board of Directors and $1,000 for each Committee meeting attended. In addition, Directors are reimbursed for all out-of-pocket expenses incurred in connection with their duties as Directors. The Directors of the Company, including Mr. Scrushy, have been granted non-qualified stock options to purchase shares of the Company's Common Stock. Under the Company's existing stock option plans, each non-employee Director is granted an option covering 25,000 shares of such Common Stock on the first business day in January of each year. See "Executive Compensation and Other Information -- Stock Option Plans" above.


AUDIT AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

     The  Board  of  Directors  of the  Company  has an Audit  and  Compensation
Committee (the "Committee"), consisting of Ms. Givens, Mr. Strong and Dr. Watkins. The Committee is charged by the Board of Directors with establishing a compensation plan which will enable the Company to compete effectively for the services of qualified officers and key employees, to give such employees appropriate incentive to pursue the maximization of long-term stockholder value, and to recognize such employees' success in achieving both qualitative and quantitative goals for the benefit of the Company. The Committee makes recommendations to the full Board of Directors as to appropriate levels of compensation for specific individuals, as well as compensation and benefit programs for the Company as a whole.

     The following sections discuss the Committee's general philosophy and policies concerning compensation for executive officers of the Company, as well as providing information concerning the specific implementation of such policies. In addition, the Committee's report with respect to 1998 focuses on the response of management to the impact of the Balanced Budget Act of 1997 and increasing pressure from managed care payors on pricing. In response to such pressures, and in order to provide leadership for all of the Company's personnel, the Company's Chief Executive Officer voluntarily chose to forgo receipt of his salary and target bonus beginning in November 1998, and all other senior officers of the Company voluntarily took salary reductions of 10% to 25% beginning in 1999. The
Committee believes that these actions provide an excellent example of the stewardship of corporate resources by the Company's management team.

Compensation Philosophy and Policies for Executive Officers

     As its first principle, the Committee believes that executives of the Company should be rewarded based upon their success in meeting the Company's operational goals, improving its earnings, maintaining its leadership role in the healthcare services field, and generating returns for its stockholders, and the Committee strives to establish levels of compensation that take such factors into account and provide appropriate recognition for past achievement and incentive for future success. The Committee recognizes that the demand for executives with expertise and experience in the healthcare services field is intense. In order to attract and retain qualified persons, the Committee believes that the Company must offer current compensation at levels consistent with those of other publicly traded healthcare companies. In addition, the Committee believes that it is in the best interests of the Company's stockholders to offer its executives meaningful equity participation in the Company, in order that those executives' interests will be aligned with those of the Company's stockholders. The Committee feels that the historic mix of cash compensation and equity participation has proven to be effective in stimulating the Company's executives to meet both long-term and short-term goals and has been a major factor in limiting turnover among senior executives.

     The Company's compensation program has three distinct elements: base salary; incentive compensation, including both cash incentive compensation and equity-based compensation; and retirement compensation. These elements are discussed below.

     Base Salary: While the demand for experienced managers in the healthcare industry continues to grow, the Company has been very successful in attracting and retaining key executives, many of whom have been with the Company since its early days. The Company believes that its compensation package has been instrumental in such success. The Committee endeavors to establish base salary levels for those key executives which are consistent with those provided for similarly situated executives of other publicly traded healthcare companies, taking into account each executive's areas and level of responsibility, historical performance and tenure with the Company. In establishing such levels, the Company considers compensation for executives of other publicly traded providers of healthcare services, as well as other publicly traded companies of similar size and with a similar growth rate. Compensation decisions are not targeted to specific levels in the range of compensation paid by such companies, nor does the Company maintain a record of where its compensation stands with respect to such other companies. However, the Committee and the Board of Directors take such levels of compensation into account in determining appropriate levels of compensation for the Company's executives.

     Incentive Compensation: In addition to base salary, the Committee recommends to the Board of Directors cash incentive compensation for executives of the Company, based upon each such executive's success in meeting qualitative and quantitative performance goals on an annual basis. The total incentive bonus pool available for the Company's executives and management personnel is capped at the lesser of (a) the amount by which the Company's annual net income exceeds the budgeted annual net income established by the Board of Directors and (b) 10% of the Company's annual net income. No bonuses are payable unless annual net income exceeds budgeted net income. Individual incentive bonuses within such bonus pool are not determined in a formulary manner, but are determined on a basis that takes into account each executive's success in achieving standards of performance, which may or may not be quantitative, established by the Board of Directors and such executive's superiors. Bonus determinations are made on a case-by-case basis, taking into account appropriate quantitative and qualitative factors, and there is no fixed relationship between any particular performance factor and the amount of a given executive's bonus. Historically, incentive compensation has been a major component of the Company's executive compensation, and the Committee believes that placing executives at risk for such a component has been effective in motivating such executives to achieve such goals.

     In 1994, the Committee initially engaged William M. Mercer, Inc. ("Mercer") as a consultant to perform a study of the Company's executive compensation programs. The 1994 Mercer report concluded that the Company's compensation mix was significantly more highly-leveraged, at risk and performance-focused than other companies selected by Mercer for comparison, with 41% of the Company's cash compensation for executive officers being at-risk, performance-based compensation, compared to 29% for the other companies reviewed by Mercer. The Company has continued to utilize Mercer's services in connection with analyzing and structuring its compensation programs in recent years.

     In addition to cash incentive compensation, as a growth company, the Company has always utilized equity-based compensation, in the form of stock options, as a tool to encourage its executives to work to meet its operational goals and maximize long-term stockholder value. Because the value of stock options granted to an executive is directly related to the Company's success in enhancing its market value over time, the Committee feels that its stock option programs have been very effective in aligning the interests of management and stockholders.

     The Committee determines stock option grants under the Company's various stock option plans, all of which are described above under "Executive Compensation and Other Information -- Stock Option Plans". Specific grants are determined taking into account an executive's current responsibilities and historical performance, as well as the executive's perceived contribution to the Company's results of operations. Options are also used to give incentive to newly-promoted officers at the time that they are asked to assume greater responsibilities, and, in some cases, to executives who have joined the Company through acquisitions and have assumed significant leadership roles within the Company. In evaluating option grants, the Board of Directors considers prior grants and shares currently held, as well as the recipient's success in meeting operational goals and the recipient's level of responsibility. However, no fixed formula is utilized to determine particular grants. The Committee believes that the opportunity to acquire a significant equity interest in the Company has been a strong motivation for the Company's executives to pursue the long-term interests of the Company and its stockholders, and has promoted longevity and retention of key executives. Information relating to stock options granted to the five most highly-compensated executive officers of the Company is set forth elsewhere in this Proxy Statement.

     In connection with the Company's use of stock options as a significant component of compensation, the 1994 Mercer study referred to above indicated that most companies in Mercer's long-term incentive survey utilized two long-term incentive plans, while the Company used stock options as its only long-term incentive plan. The 1994 Mercer study noted that the Company's use of stock options was very consistent with the practices of high-growth companies that wished to increase the ownership stake of executives in the company and to conserve cash by using stock rather than cash in long-term plans.

     Retirement Compensation: As described under "Executive Compensation and Other Information -- Retirement Investment Plan", in 1991 the Company adopted a 401(k) retirement plan in order to give all full-time employees an opportunity to provide for their retirement on a tax-advantaged basis. In order to further tie employees' interests to the long-term market value of the Company, the Company adopted an Employee Stock Benefit Plan (the "ESOP") in 1991, which gives all full-time employees an opportunity to invest a portion of their retirement funds in Common Stock of the Company on a tax-advantaged basis. The Committee believes that the ESOP provides additional incentive to executives to maximize stockholder value over the long term. See "Executive Compensation and Other Information -- Employee Stock Benefit Plan". Additionally, in 1997, the Company adopted a Deferred Compensation Plan, which gives senior management employees the opportunity to elect to defer receipt of a portion of their salary and bonus in exchange for a variable rate of interest on the amounts so deferred. See "Executive Compensation and Other Information -- Deferred Compensation Plan".

Chief Executive Officer Compensation; Developments in 1998

     The Company is party to an Employment Agreement, dated April 1, 1998, with Richard M. Scrushy, pursuant to which Mr. Scrushy, a management founder of the Company, is employed as Chairman of the Board and Chief Executive Officer of the Company for a five-year term expiring on April 1, 2003. Such term is automatically extended for an additional year on each April 1 unless the Agreement is terminated as provided therein. In addition, the Company has agreed to use its best efforts to cause Mr. Scrushy to be elected as a Director of the Company during the term of the Agreement. The Agreement provides for Mr. Scrushy to receive an annual base salary of at least $1,200,000, as well as an "Annual Target Bonus" equal to at least $2,400,000, based upon the Company's success in meeting certain monthly and annual performance standards determined by the Committee. The Annual Target Bonus is earned at the rate of $200,000 per month if the monthly performance standards are met, provided that if any monthly performance standards are not met but the annual performance standards are met, Mr. Scrushy will be entitled to any payments which were withheld as a result of failure to meet the monthly performance standards. The Agreement further provides that Mr. Scrushy is eligible for participation in all other management bonus or incentive plans and stock option, stock purchase or equity-based incentive compensation plans in which other senior executives of the Company are eligible to participate. Under the Agreement, Mr. Scrushy is entitled to receive long-term disability insurance coverage, a non-qualified retirement plan providing for annual retirement benefits equal to 60% of his base compensation, use of a Company-owned automobile, certain personal security services, and certain other retirement, insurance and fringe benefits, as well as to generally participate in all employee benefit programs maintained by the Company.

     The Agreement may be terminated by Mr. Scrushy for "Good Reason" (as defined), by the Company for "Cause" (as defined), upon Mr. Scrushy's "Disability" (as defined) or death, or by either party at any time subject to the consequences of such termination as described in the Agreement. If the Agreement is terminated by Mr. Scrushy for Good Reason, the Company is required to pay him a lump-sum severance payment equal to the discounted value of the sum of his then-current base salary and Annual Target Bonus over the remaining term of the Agreement and to continue certain employee and fringe benefits for the remaining term of the Agreement. If the Agreement is terminated by Mr. Scrushy otherwise than for Good Reason, the Company is required to pay him a lump-sum severance amount equal to the discounted value of two times the sum of his then-current base salary and Annual Target Bonus. If the Agreement is terminated by the Company for Cause, Mr. Scrushy is not entitled to any severance or continuation of benefits. If the Agreement is terminated by reason of Mr. Scrushy's Disability, the Company is required to continue the payment of his then-current base salary and Annual Target Bonus for three years as if all relevant performance standards had been met, and if the Agreement is terminated by Mr. Scrushy's death, the company is required to pay his representatives or estate a lump-sum payment equal to his then-current base salary and Annual Target Bonus. In the event of a voluntary termination by Mr. Scrushy following a Change in Control (as defined) of the Company, other than for Cause, the Company is required to pay Mr. Scrushy an additional lump-sum severance payment equal to his then-current base salary and Annual Target Bonus. The Agreement provides for the Company to indemnify Mr. Scrushy against certain "parachute payment" excise taxes which may be imposed upon payments under the Agreement. The Agreement restricts Mr. Scrushy from engaging in certain activities competitive with the business of the Company during, and for 24 months after termination of, his employment with the Company, unless such termination occurs after a Change in Control.

     The Committee reports to the Board of Directors on compensation arrangements with Mr. Scrushy, and recommends to the Board of Directors the level of incentive compensation, both cash and equity-based, which is appropriate for Mr. Scrushy with respect to each fiscal year of the Company. In making such recommendation, the Committee takes into account the Company's performance in the marketplace, its success in meeting strategic goals and its success in meeting monthly and annual budgets established by the Board of Directors. Again, ultimate compensation decisions are not made in a formulary manner, but in a manner which takes into account the Company's competitive position, its position in the financial markets, and the significant contributions made by Mr. Scrushy to the success of the Company. In making its decisions with respect to Mr. Scrushy's compensation, the Committee believes that it is appropriate to recognize that, as a management founder of the Company, Mr. Scrushy has played an instrumental role in establishing the Company as the industry leader in outpatient and rehabilitative healthcare services and that, under his leadership, the Company continues to grow in assets, net revenues and income.

     In 1997, the Committee asked Mercer to review certain information in connection with the Committee's evaluation of Mr. Scrushy's performance and the Company's compensation arrangements with Mr. Scrushy. In that connection, Mercer reviewed the Company's rankings on 14 performance measures for the fiscal year 1996 and the twelve-month period ending September 30, 1997 against three comparison groups: (a) 1,160 companies with 1996 revenues between $1,000,000,000 and $10,000,000,000, (b) 33 publicly held healthcare companies with 1996 revenues over $1,000,000,000, and (c) 62 companies from The Wall Street Journal 350 Study of CEO Compensation with 1996 revenues between $2,000,000,000 and
$8,000,000,000 and 1996 market capitalizations between $4,000,000,000 and $8,000,000,000. Mercer determined that the Company performed above the 90th percentile on more than two-thirds of the performance measurements and had an average rank in the 99th percentile on the combined measures of (i) sales and net income growth and total shareholder return and (ii) sales and earnings per share growth and total shareholder return.

     Further, in the period since December 31, 1993, the Company, under Mr. Scrushy's leadership, has grown from the fourth-largest provider of rehabilitative healthcare services to the largest provider, and since 1995 has established itself as the nation's largest provider of outpatient surgery services and one of the largest providers of outpatient diagnostic services and occupational medicine services through a series of strategic acquisitions. During that same period, the Company has expanded its operations to 50 states, the United Kingdom and Australia and has been named to the S&P 500. The Committee believes that Mr. Scrushy's leadership has been essential to the Company's success and growth. In view of these accomplishments, the Committee believes that it is important to ensure that, if Mr. Scrushy is successful in leading the Company to achieve the goals set by the Board of Directors, his compensation will be at a level commensurate with that of chief executive officers of similarly-performing public companies and that he will continue to have the opportunity to obtain a significant equity interest in the Company.

     Despite the Company's historic success, however, the Company's stock price fell substantially in the latter part of 1998, both as a result of general conditions in the capital markets and market perceptions concerning the healthcare industry and following the Company's public announcement about the potential future impact of changes in reimbursement and managed care pricing pressure. The Company has continued to grow in revenues and income, and the Committee believes that the downward pressure on the Company's stock price was largely a result of external factors beyond management's control. In connection with those factors, including the impact of the Balanced Budget Act of 1997 and managed care pricing pressure, the Company heightened its efforts to reduce corporate overhead and manage expenses. In order to lead by example, Mr. Scrushy voluntarily chose to forgo receipt of his base salary and Annual Target Bonus after October 31, 1998. Through that date, all monthly performance standard required to be met for payment of monthly installments of his Annual Target Bonus had been met. At some point in the future, Mr. Scrushy may choose to resume receipt of some portion of his compensation package. The Committee believes that this voluntary decision by Mr. Scrushy reflects a continued example of his leadership and his stewardship of the Company's resources.

Other Executive Employment Agreements and Related Developments

     The Company is also party to Employment Agreements, dated April 1, 1998, with James P. Bennett, President and Chief Operating Officer, Michael D. Martin, Executive Vice President and Chief Financial Officer, Anthony J. Tanner, Executive Vice President -- Administration and Secretary, Thomas W. Carman, Executive Vice President -- Corporate Development, Robert E. Thomson, President -- HEALTHSOUTH Inpatient Operations, P. Daryl Brown, President -- HEALTHSOUTH Outpatient Centers, and Patrick A. Foster, President -- HEALTHSOUTH Surgery Centers, pursuant to which each of such persons is employed in such capacities for a three-year term expiring on April 1, 2001. Such terms are automatically extended for an additional year on each April 1 unless the Agreements are terminated as provided therein. In addition, the Company has agreed to use its best efforts to cause Messrs. Bennett, Tanner, Martin and Brown to be elected as Directors of the Company during the term of their respective Agreements. The Agreements provide for the payment of an annual base salary of at least $650,000 to Mr. Bennett, $400,000 to Mr. Martin, $375,000 to Mr. Tanner, $325,000 to Mr. Carman, $300,000 to Mr. Thomson, $370,000 to Mr. Brown, and $240,000 to Mr. Foster. The Agreements further provide that each such officer is eligible for participation in all management bonus or incentive plans and stock option, stock purchase or equity-based incentive compensation plans in which other senior executives of the Company are eligible to participate, and provide for certain specified fringe benefits, including car allowances of $500 per month.

     If the Agreements are terminated by the Company other than for Cause (as defined), Disability (as defined) or death, the Company is required to continue the officers' base salary in effect for a period of two years (in the case of Messrs. Bennett, Martin, Tanner and Brown) or one year (in each other case) after termination, as severance compensation. In addition, in the event of a voluntary termination of employment by the officer within six months after a Change in Control (as defined), the Company is also required to continue the officer's salary for the same period. The Agreements restrict the officers from engaging in certain activities competitive with the business of the Company during their employment with the Company and for any period during which the officer is receiving severance compensation, unless such termination occurs after a Change in Control.

     Notwithstanding the terms of those employment agreements, each of the affected officers voluntarily agreed to a 25% reduction in base salary effective January 1, 1999 until otherwise agreed between the Company and any such officer. The Committee believes that this voluntary agreement by the officers represents a significant example of leadership for the Company.

     In addition to the foregoing, the Company took other steps to respond to potential future effects of pricing pressure in the healthcare industry. The Company discontinued the payment of car allowances to all officers in October 1998, and the Committee determined that no management bonuses above the field operations level would be awarded with respect to 1998. Further, senior officers not covered by the employment agreements described above have voluntarily agreed to a 10% reduction in base salary beginning January 1, 1999. The Committee believes that these steps reflect the continued commitment of the Company's Board of Directors and management to fiscally responsible compensation policies.

Section 162(m) of the Internal Revenue Code

     The Omnibus Budget Reconciliation Act of 1993 contains a provision under which a publicly traded corporation is sometimes precluded from taking a federal income tax deduction for compensation in excess of $1,000,000 that is paid to the chief executive officer and the four other most highly-compensated executives of the corporation during a corporation's tax year. Compensation in excess of $1,000,000 continues to be deductible if that compensation is "performance based" within the meaning of that term under Section 162(m) of the Internal Revenue Code. Certain transition rules apply with respect to stock option plans which were approved prior to December 20, 1993, pursuant to Rule 16b-3(b) under the Exchange Act.

     The Company believes that its employee stock option plans meet the requirements of Section 162(m) as performance-based plans. The Committee and the Board of Directors have currently made a decision not to amend the Company's cash compensation programs to meet all requirements of Section 162(m) because such a decision would not be in the best interests of the Company's stockholders. The Committee believes that, in establishing bonus and incentive awards, certain subjective factors must be taken into account in particular cases, based upon the experienced judgment of the Committee members as well as on factors which may be objectively quantified. The preservation of tax deductibility of all compensation is an important consideration. However, the Committee believes that it is important that the Company retain the flexibility to reward superior effort and accomplishment even where all cash compensation may not be fully deductible. The Committee will continue to review the requirements for deductibility under Section 162(m) and will take such requirements into account in the future as it deems appropriate and in the best interests of the Company's stockholders. Approximately $1,850,000 of Mr.
Scrushy's compensation paid with respect to 1998 will not be deductible; however, the Company believes that all other compensation paid to executive officers will be fully deductible.

Conclusion

     The Committee believes that the levels and mix of compensation provided to the Company's executives during 1998 were appropriate and were instrumental in the achievement of the Company's goals for 1998. It is the intent of the Committee to ensure that the Company's compensation programs continue to motivate its executives and reward them for being responsive to the long-term interests of the Company and its stockholders.

     The foregoing report is submitted by the following Directors of the Company, constituting all of the members of the Audit and Compensation Committee of the Board of Directors:


                                 C. Sage Givens
                                George H. Strong
                       Phillip C. Watkins, M.D., Chairman

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 15, 1999, (a) by each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (b) by each of the Company's Directors and (c) by the Company's five most highly compensated executive officers and all executive officers and Directors as a group.

                                                                     PERCENTAGE
               NAME AND                     NUMBER OF SHARES             OF
           ADDRESS OF OWNER              BENEFICIALLY OWNED (1)     COMMON STOCK
-------------------------------------   ------------------------   -------------
Richard M. Scrushy                             14,187,658 (2)           3.31%
John S. Chamberlin                                312,000 (3)              *
C. Sage Givens                                    412,100 (4)              *
Charles W. Newhall III                            580,846 (5)              *
George H. Strong                                  468,582 (6)              *
Phillip C. Watkins, M.D.                          644,254 (7)              *
James P. Bennett                                1,890,500 (8)              *
Anthony J. Tanner                               1,471,358 (9)              *
P. Daryl Brown                                  1,219,736 (10)             *
Joel C. Gordon                                  2,886,905 (11)             *
Michael D. Martin                                 957,008 (12)             *
Larry D. Striplin, Jr.                             20,000                  *
FMR Corp.                                      24,397,084 (13)          5.88%
 82 Devonshire Street
 Boston, Massachusetts 02109
All Executive Officers and Directors
 as a Group (17 persons)                       28,131,863 (14)          6.38%

----------
(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except as otherwise indicated.

(2) Includes 6,000 shares held by trusts for Mr. Scrushy's minor children, 10,000 shares held by a charitable foundation of which Mr. Scrushy is an officer and director and 13,522,524 shares subject to currently exercisable stock options.

(3)  Includes 200,000 shares subject to currently exercisable stock options.

(4) Includes 2,100 shares owned by Ms. Givens's spouse and 410,000 shares subject to currently exercisable stock options.

(5) Includes 460 shares owned by members of Mr. Newhall's immediate family and 460,000 shares subject to currently exercisable stock options. Mr. Newhall disclaims beneficial ownership of the shares owned by his family members except to the extent of his pecuniary interest therein.

(6) Includes 121,693 shares owned by trusts of which Mr. Strong is a trustee and claims shared voting and investment power and 300,000 shares subject to currently exercisable stock options.

(7)  Includes 490,000 shares subject to currently exercisable stock options.

(8)  Includes 1,810,000 shares subject to currently exercisable stock options.

(9) Includes 60,000 shares held in trust by Mr. Tanner for his children and 1,340,000 shares subject to currently exercisable stock options.

(10) Includes 990,000 shares subject to currently exercisable stock options.

(11) Includes 364,340 shares owned by his spouse and 434,520 shares subject to currently exercisable stock options.

(12) Includes 950,000 shares subject to currently exercisable stock options.

(13) Shares held by various investment funds for which affiliates of FMR Corp. act as investment advisor. FMR Corp. or its affiliates claim sole power to vote 1,012,734 of the shares and sole power to dispose of all of the shares.

(14) Includes 25,380,844 shares subject to currently exercisable stock options held by executive officers and Directors.

*    Less than 1%

                              CERTAIN TRANSACTIONS

     The Company purchases computer equipment and related technology from a variety of vendors. During 1998, the Company paid $12,837,000 for the purchase of new NCR computer equipment from GG Enterprises, a value-added reseller of computer equipment which is owned by Gerald Scrushy, the father of Richard M. Scrushy, Chairman of the Board and Chief Executive Officer of the Company, and Gerald P. Scrushy, Senior Vice President -- Physical Resources of the Company. Such purchases were made in the ordinary course of the Company's business. The price paid for this equipment was more favorable to the Company than that which could have been obtained from an independent third-party seller.

     Horizon/CMS is party to an agreement with AMI Aviation II, L.L.C. ("AMI") with respect to the use of an airplane owned by AMI. Neal M. Elliott, who was Chairman, President and Chief Executive Officer of Horizon/CMS prior to its acquisition by the Company in October 1997 and who served as a Director of the Company from October 1997 until his death in February 1998, was Managing Member of AMI, a position which is now held by a trust of which Mr. Elliott's widow is a trustee. Mr. Elliott owned, and such trust now owns, a 99% interest in AMI. Under the use agreement, Horizon/CMS is obligated to pay $43,000 per month through December 1999 and $57,600 per month from January 2000 through December 2004 for up to 30 hours per month of utilization of the airplane, plus certain operating expenses of the airplane. The Company has caused Horizon/CMS to continue to honor such use agreement, and is currently exploring available options with respect to continued use of the airplane.

     In November 1997, the Company agreed to lend up to $10,000,000 to 21st Century Health Ventures L.L.C. ("21st Century"), an entity formed to sponsor a private equity investment fund investing in the healthcare industry. Richard M. Scrushy, Chairman of the Board and Chief Executive Officer of the Company and Michael D. Martin, Executive Vice President and Chief Financial Officer and a Director of the Company, along with another individual not employed by the Company, were the principals of 21st Century. The purpose of the loan was to facilitate certain investments by 21st Century prior to the establishment of its proposed private equity fund, in which it was anticipated that the Company and third-party investors would invest. Investment by the Company in such private equity fund was expected to allow the Company to benefit from the opportunity to participate in investments in healthcare businesses that are not part of the Company's core businesses, but which the Company believes provide opportunities for growth. Amounts outstanding under the loan bore interest at 1% over the prime rate announced from time to time by AmSouth Bank of Alabama and were repayable upon demand by the Company. During 1997 and 1998, 21st Century drew an aggregate of $2,841,310 under the $10,000,000 commitment, of which $1,500,000 was used to purchase 576,924 shares of Series B Preferred Convertible Preferred Stock in Summerville Healthcare Group, Inc. ("Summerville"), a developer and operator of assisted living facilities, and the remainder of which was used to make an investment in Pathology Partners, Inc., a provider of management services to pathology groups. The Company owns an aggregate of 3,361,539 shares of Series B Convertible Preferred Stock of Summerville, which it acquired in two transactions in July and November 1997. In connection with the July transaction, Mr. Scrushy and Mr. Martin were appointed to the Board of Directors of Summerville. 21st Century repaid the principal and the interest allocated to the purchase of the Summerville stock during 1998. In the first quarter of 1999, 21st Century determined that, due to adverse changes in the markets for private equity funds specializing in the healthcare industry, it was advisable to dissolve 21st Century. In connection with the dissolution of the 21st Century, 21st Century transferred to HEALTHSOUTH 675,005 shares of Series A Cumulative Preferred Stock and 1,440,010 shares of Series B Convertible Preferred Stock of Pathology Partners, Inc, in satisfaction of the principal and interest allocable to the loan relating to the Pathology Partners, Inc. investment. The Company believes that the value of the stock so received is equal to or greater than the indebtedness of 21st Century to the Company.

     On December 31, 1998, the Company completed the sale through a leveraged recapitalization of a majority interest in one of its subsidiaries which acted as a holding company for its temporary physician staffing and therapist placement businesses ("CompHealth"). These non-strategic businesses were acquired by the Company in connection with certain of its major strategic acquisitions. The Company retained approximately 15% of the equity in such holding company. Net proceeds to the Company were approximately $34,100,000. The purchasers comprised a group of venture capital funds, including funds affiliated with C. Sage Givens and Charles W. Newhall III, both outside Directors of the Company, as well as venture capital funds controlled by unaffiliated third parties. The Company solicited offers from third parties to purchase the business over a period of several months, and the Company believes that the purchase price and terms of the transaction effected with the venture capital funds were more favorable to the Company than those available from other purchasers. In connection with the transaction, the Company entered into certain "preferred vendor" arrangements with CompHealth, and Michael D. Martin, Executive Vice President and Chief Financial Officer of the Company, was named to the Board of Directors of CompHealth.

     At various times, the Company has made loans to executive officers to assist them in meeting financial obligations at certain times when they were requested by the Company to refrain from selling Common Stock in the open market. At January 1, 1998, loans in the following original principal amounts were outstanding: $460,000 to Larry R. House, a former Director and a former executive officer, $500,000 to Aaron Beam, Jr., formerly Executive Vice President and Chief Financial Officer and a Director, and $140,000 and $350,000 to William T. Owens, Group Senior Vice President and Controller. Outstanding principal balances at December 31, 1998 were $210,000 for Mr. House, $400,000 for Mr. Beam and an aggregate of $476,000 for Mr. Owens. During 1998, the Company also made loans of $400,000 to P. Daryl Brown, President -- HEALTHSOUTH Outpatient Centers and a Director, and $750,000 to Russell H. Maddox, then President -- HEALTHSOUTH Diagnostic Centers, both of which remained outstanding at December 31, 1998. In connection with Mr. Beam's retirement, the Company agreed to forgive his loan over a period of five years in exchange for his provision of consulting services to the Company over such period. Such loans bear interest at the rate of 1-1/4% per annum below the prime rate of AmSouth Bank of Alabama, Birmingham, Alabama, and are payable on demand.


                                RELATIONSHIP WITH
                         INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP, Birmingham, Alabama, has been engaged by the Board of Directors of the Company as independent public accountants for the Company and its subsidiaries for the fiscal year 1998 and it is expected that such firm will serve in that capacity for the 1999 fiscal year. Management expects that a representative of Ernst & Young LLP will be present at the Annual Meeting to make a statement if he or she desires to do so and to be available to answer appropriate questions posed by stockholders.


                              FINANCIAL STATEMENTS

     The Company's audited financial statements for the fiscal year ended December 31, 1998, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other selected information are included in Appendix C to this Proxy Statement.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any business which will be presented for consideration at the Annual Meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER OF THE COMPANY WHOSE PROXY IS SOLICITED BY THE FOREGOING PROXY STATEMENT, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON ADDRESSED TO ANTHONY J. TANNER, SECRETARY, HEALTHSOUTH Corporation, ONE HEALTHSOUTH PARKWAY, BIRMINGHAM, ALABAMA 35243. SUCH A REQUEST FROM A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK MUST CONTAIN A GOOD-FAITH REPRESENTATION BY SUCH PERSON THAT, AS OF APRIL 1, 1999, HE WAS A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK.

     Please SIGN and RETURN the enclosed Proxy promptly.



                                             By Order of the Board of Directors:

                                             ANTHONY J. TANNER
                                             Secretary

April __, 1999

                                                                      APPENDIX A

                             HEALTHSOUTH CORPORATION

                         1999 EXCHANGE STOCK OPTION PLAN

     1. PURPOSE OF THE PLAN. The purpose of the 1999 Exchange Stock Option Plan (hereinafter called the "Plan") of HEALTHSOUTH Corporation, a Delaware corporation (hereinafter called the "Corporation"), is to provide incentive for future endeavor and to advance the interests of the Corporation and its stockholders by encouraging ownership of the Common Stock, par value $.01 per share (hereinafter called the "Common Stock"), of the Corporation by certain of its key employees, upon whose judgment, interest and continuing special efforts the Corporation is largely dependent for the successful conduct of its operations, through the grant of non-qualified options (hereinafter called "Options") to purchase shares of the Common Stock on a basis providing meaningful incentive for such employees.

     2. PARTICIPANTS; ELIGIBLE EXCHANGING OPTIONS. (a) Options may be granted under the Plan to such key employees of the Corporation who currently hold Eligible Exchanging Options (as defined below) and who surrender such Eligible Exchanging Options as provided herein; provided, however, that (i) no Option may be granted to any person if such grant would cause the Plan to cease to be an "employee benefit plan" as defined in Rule 405 of Regulation C promulgated under the Securities Act of 1933; and (ii) no Option may be granted to any Director or executive officer of the Corporation.

     (b) For purposes of the Plan, "Eligible Exchanging Option" shall mean any stock option held by any employee of the Corporation who is eligible under the terms of Section 2(a) above to be granted options hereunder (i) which is issued under the terms of any other stock option plan of the Corporation, excluding those stock option plans which were assumed by the Corporation in connection with the acquisition of other entities, (ii) which is currently outstanding, whether or not vested or exercisable, and (iii) which has an exercise price equal to or greater than $16.00 per share.

     3. TERM OF THE PLAN. The Plan shall become effective as of May 20, 1999, subject to the approval by the holders of a majority of the shares of issued and outstanding Common Stock of the Corporation present in person or by proxy at the 1999 Annual Meeting of Stockholders of the Corporation. The Plan shall terminate on the earliest of (a) September 30, 1999, (b) such time as all shares of Common Stock reserved for issuance under the Plan have been acquired through the exercise of Options granted under the Plan, or (c) such earlier time as the Board of Directors of the Corporation may determine. Any Option outstanding under the Plan at the time of its termination shall remain in effect in accordance with its terms and conditions and those of the Plan. No Option shall be granted under the Plan after September 30, 1999.

     4. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 13, the aggregate number of shares of Common Stock for which Options may be granted under the Plan shall not exceed 2,750,000 shares, and the maximum number of shares of Common Stock for which any individual may be granted Options under the Plan during any calendar year is shall be equal to the largest number of shares eligible for issuance to any one optionholder pursuant to Section 6(b). If, on or prior to the termination of the Plan as provided in Section 3, an Option granted under the Plan shall have expired or terminated for any reason without having been exercised in full, the unpurchased shares covered thereby shall cease to be reserved for issuance hereunder and shall revert to the status of authorized but unissued shares.

     The shares to be delivered upon exercise of Options under the Plan shall be made available, at the discretion of the Board of Directors, either from authorized but previously unissued shares as permitted by the Certificate of Incorporation of the Corporation or from shares re-acquired by the Corporation, including shares of Common Stock purchased in the open market, and shares held in the treasury of the Corporation.

     5. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Audit and Compensation Committee of the Board of Directors of the Corporation (hereinafter called the "Committee"). The acts of a majority of the Committee, at any meeting thereof at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     The interpretation and construction of any provision of the Plan or of any Option granted under it by the Committee shall be final, conclusive and binding upon all parties, including the Corporation, its stockholders and Directors, and the executives and employees of the Corporation and its subsidiaries. No member of the Board of Directors or the Committee shall be liable to the Corporation, any stockholder, any optionholder or any employee of the Corporation or its subsidiaries for any action or determination made in good faith with respect to the Plan or any Option granted under it. No member of the Board of Directors may vote on any Option to be granted to him.

     The expenses of administering the Plan shall be borne by the Corporation.

     6. GRANT OF OPTIONS. (a) Options may be granted under the Plan at any time prior to the termination of the Plan. All such Options shall be deemed to have been granted on May 20, 1998.

     (b) Options may be granted under the Plan only in exchange for the surrender and cancellation of Eligible Exchanging Options. Such exchange shall be based upon the following ratios: (i) if the exercise price of an Eligible Exchanging Option is at least $16.00 but less than $22.00 per share, such Eligible Exchanging Option may be surrendered in exchange for an Option granted under this Plan covering two shares of Common Stock for each three shares of Common Stock covered by the surrendered Eligible Exchanging Option; and (ii) if the exercise price of an Eligible Exchanging Option is $22.00 per share or greater, such Eligible Exchanging Option may be surrendered in exchange for an Option granted under this Plan covering three shares of Common Stock for each four shares of Common Stock covered by the surrendered Eligible Exchanging Option. Each participant surrendering Eligible Exchanging Options shall be required to retain Eligible Exchanging Options covering 10% of the aggregate number of shares covered by the total number of Eligible Exchanging Options held by such participant (the "10% Holdback"). The 10% Holdback shall consist of those Eligible Exchanging Options held by such participant which have the lowest exercise price. Participants desiring to receive Options hereunder must surrender not less than all of their Eligible Exchanging Options, less only the 10% Holdback. No Options covering fractional shares will be issued hereunder, and any fractional shares resulting from the application of the foregoing exchange ratios will be deemed to be surrendered and canceled. The shares represented by surrendered Eligible Exchanging Options shall not be restored to the stock option plan under which they were issued, but instead shall revert to the status of authorized but unissued shares of Common Stock.

     (c) Each Option granted under the Plan shall be granted pursuant to and subject to the terms and conditions of a stock option agreement to be entered into between the Corporation and the optionholder at the time of such grant. Each such stock option agreement shall be in a form from time-to-time adopted for use under the Plan by the Committee (such form being hereinafter called a "Stock Option Agreement"). Any such Stock Option Agreement shall incorporate by reference all of the terms and provisions of the Plan as in effect at the time of grant and may contain such other terms and provisions as shall be approved and adopted by the Committee.

     7. OPTION PRICE. (a) The purchase price of the shares of Common Stock covered by each Option granted under the Plan shall be at least 100% of the fair market value (but in no event less than the par value) of such shares at May 20, 1999.

     (b) For purposes of the Plan, the fair market value per share of the Corporation's Common Stock at May 20, 1999 shall be conclusively deemed to be the closing price per share of the Common Stock on the New York Stock Exchange Composite Transactions Tape on such date.

     (c) The exercise price of any outstanding Options shall not be reduced during the term of such Options except by reason of an adjustment pursuant to
Section 13 hereof, nor shall the Committee or the Board of Directors cancel outstanding Options and reissue new Options at a lower exercise price in substitution for the canceled Options.

     8. TERM OF OPTIONS. The expiration date of an Option granted under the Plan shall be identical to the expiration date of the Eligible Exchanging Option surrendered in exchange therefor, provided that each such Option shall expire not more than ten years after the date such Option was granted.

     9. EXERCISE OF OPTIONS; VESTING. (a) Each Option shall become exercisable in whole or in part or in installments at such time or times as the Committee may prescribe at the time the Option is granted and specify in the Stock Option Agreement. Unless otherwise expressly provided in the Stock Option Agreement, each Option shall be deemed to be vested and exercisable in the same proportion to the total number of shares covered thereby as the relevant Eligible Exchanging Option was so vested and exercisable at the time of surrender, and any unvested portion of such Option shall vest and become exercisable at the same time and in the same proportions to the total number of shares covered thereby as previously provided with respect to the relevant Eligible Exchanging Option.

     (b) Notwithstanding any contrary provision contained herein, unless otherwise expressly provided in the Stock Option Agreement, any Option granted hereunder which is, by its terms, exercisable in installments shall become immediately exercisable in full upon the occurrence of a Change in Control of the Corporation. For purposes of this Section 9(b), "Change in Control" shall mean

          (i) the acquisition (other than from the Corporation) by any person, entity or "group" (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, but excluding, for this purpose, the Corporation or its subsidiaries, or any employee benefit plan of the Corporation or its subsidiaries which acquires beneficial ownership of voting securities of the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of
     1934) of 25% or more of either the then-outstanding shares of Common Stock or the combined voting power of the Corporation's then-outstanding voting securities entitled to vote generally in the election of Directors; or

          (ii) individuals who, as of May 20, 1999, constitute the Board of Directors of the Corporation (as of such date, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any person becoming a Director subsequent to such date whose election, or nomination for election, was approved by a vote of at least a majority of the Directors then constituting the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of Directors of the Corporation) shall be, for purposes of this Section 9(b)(ii), considered as though such person were a member of the Incumbent Board; or

          (iii) approval by the stockholders of the Corporation of a reorganization, merger, consolidation or share exchange, in each case with respect to which persons who were the stockholders of the Corporation immediately prior to such reorganization, merger, consolidation or share exchange do not, immediately thereafter, own more than 75% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, consolidated or other surviving entity's then-outstanding voting securities, or a liquidation or dissolution of the Corporation or the sale of all or substantially all of the assets of the Corporation.

     (c) options may be exercised by giving written notice to the Corporation of intention to exercise, specifying the number of shares to be purchased pursuant to such exercise in accordance with the procedures set forth in the Stock Option Agreement. All shares purchased upon exercise of any Option shall be paid for in full at the time of purchase in accordance with the procedures set forth in the Stock Option Agreement. Except as provided in Section 9(d) hereof, such payment shall be made in cash or through delivery of shares of Common Stock or a combination of cash and Common Stock as provided in the Stock Option Agreement. Any shares so delivered shall be valued at their fair market value determined as of the date of exercise of the Option under a method determined by the Committee.

     (d) Payment for shares purchased upon exercise of any such Option may be made by delivery to the Corporation of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation an amount of sale or loan proceeds sufficient to pay the exercise price. Additionally, the Corporation will accept, in payment for shares purchased upon exercise of any such Option, proceeds of a margin loan obtained by the exercising optionholder from a broker, provided that the exercising optionholder has, at the same time as delivery to the Corporation of a properly executed exercise notice, delivered to the Corporation irrevocable instructions to the Corporation to deliver share certificates directly to such broker upon payment for such shares.

     10. NONTRANSFERABILITY OF OPTIONS. (a) Options granted under the Plan shall be assignable or transferable only by will or pursuant to the laws of descent and distribution and shall be exercisable during the optionholder's lifetime only by him, except to the extent set forth in the following paragraphs.

     (b) Upon written notice to the Secretary of the Corporation, an optionholder may, except as otherwise prohibited by applicable law, transfer options granted under the Plan to one or more members of such optionholder's immediate family, to a partnership consisting only of members of such optionholder's immediate family, or to a trust all of whose beneficiaries are members of the optionholder's immediate family. For purposes of this section, an optionholder's "immediate family" shall be deemed to include such optionholder's spouse, children and grandchildren only.

     (c) Upon written notice to the Secretary of the Corporation, an optionholder may transfer options to a charitable, educational or religious entity which has been determined by the United States Internal Revenue Service to be exempt from federal income taxation under the provisions of Section 501(c) of the Internal Revenue Code of 1986, as amended, or any successor statutory provision.

     11. STOCKHOLDER RIGHTS OF OPTIONHOLDER. No holder of any Option shall have any rights to dividends or other rights of a stockholder with respect to shares subject to an Option prior to the purchase of such shares upon exercise of the Option.

     12. TERMINATION OF OPTION. With respect to any Option which, by its terms, is not exercisable for one year from the date on which it is granted, if an optionholder's employment by, or other relationship with, the Corporation or any of its subsidiaries terminates within one year after the date an unexercised Option containing such terms is granted under the Plan for any reason other than death, the Option shall terminate on the date of termination of such employment or other relationship. With respect to all Options granted under the Plan, if an optionholder's employment by, or other relationship with, the Corporation is terminated by reason of his death, the Option shall terminate one year after the date of death, unless the Option otherwise expires. If an optionholder's employment by, or other relationship with, the Corporation terminates for any reason other than as set forth above in this Section 12, the Option shall terminate three months after the date of termination of such employment or other relationship unless the Option earlier expires, provided that (a) if the optionholder dies within such three-month period, the Option shall terminate one year after the date of his death unless the Option earlier expires; (b) the Board of Directors may, at any time prior to any termination of such employment or other relationship under the circumstances covered by this Section 12, determine in its discretion that the Option shall terminate on the date of termination of such employment or other relationship with the Corporation; and
(c) the exercise of any Option after termination of such employment or other relationship with the Corporation shall be subject to satisfaction of the conditions precedent that the optionholder refrain from engaging, directly or indirectly, in any activity which is competitive with any activity of the Corporation or any subsidiary thereof and from otherwise acting, either prior to or after termination of such employment or other relationship, in any manner inimical or in any way contrary to the best interests of the Corporation and that the optionholder furnish to the Corporation such information with respect to the satisfaction of the foregoing condition precedent as the Board of Directors shall reasonably request. For purposes of this Section 12, a "relationship with the Corporation" shall be limited to any relationship that does not cause the Plan to cease to be an "employee benefit plan" as defined in Rule 405 of Regulation C under the Securities Act of 1933. The mere ownership of stock in the Corporation shall not be deemed to be a "relationship with the Corporation".

     Nothing in the Plan or in the Stock Option Agreement shall confer upon any optionholder the right to continue in the employ of the Corporation or any of its subsidiaries or in any other relationship thereto or interfere in any way with the right of the Corporation to terminate such employment or other relationship at any time.

     A holder of an Option under the Plan may make written designation of a beneficiary on forms prescribed by and filed with the Secretary of the Corporation. Such beneficiary, or if no such designation of any beneficiary has been made, the legal representative of such optionholder or such other person entitled thereto as determined by a court of competent jurisdiction, may exercise, in accordance with and subject to the provisions of this Section 12, any unterminated and unexpired Option granted to such optionholder to the same extent that the optionholder himself could have exercised such Option were he alive or able; provided, however, that no Option granted under the Plan shall be exercisable for more shares than the optionholder could have purchased thereunder on the date his employment by, or other relationship with, the Corporation and its subsidiaries was terminated.

     13. ADJUSTMENT OF AND CHANGES IN CAPITALIZATION. In the event that the outstanding shares of Common Stock shall be changed in number or class by reason of split-ups, combinations, mergers, consolidations or recapitalizations, or by reason of stock dividends, the number or class of shares which thereafter may be purchased through exercise of Options granted under the Plan, both in the aggregate and as to any individual, and the number and class of shares then subject to Options theretofore granted and the price per share payable upon exercise of such Option shall be adjusted so as to reflect such change, all as determined by the Board of Directors of the Corporation. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, then if the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in any Option theretofore granted or which may be granted under the Plan, such adjustment shall be made in accordance with such determination.

     Notice of any adjustment shall be given by the Corporation to each holder of an Option which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

     Fractional shares resulting from any adjustment in Options pursuant to this
Section 13 may be settled in cash or otherwise as the Board of Directors may determine.

     14. SECURITIES ACTS REQUIREMENTS. No Option granted pursuant to the Plan shall be exercisable in whole or in part, and the Corporation shall not be obligated to sell any shares of Common Stock subject to any such Option, if such exercise and sale would, in the opinion of counsel for the Corporation, violate the Securities Act of 1933 or other Federal or state statutes having similar requirements, as they may be in effect at that time. Each Option shall be subject to the further requirement that, at any time that the Board of Directors or the Committee, as the case may be, shall determine, in their respective discretion, that the listing, registration or qualification of the shares of Common Stock subject to such Option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors or the Committee, as the case may be.

     As a condition to the issuance of any shares upon exercise of an Option under the Plan, the Board of Directors or the Committee, as the case may be, may require the optionholder to furnish a written representation that he is acquiring the shares for investment and not with a view to distribution of the shares to the public and a written agreement restricting the transferability of the shares solely to the Corporation, and may affix a restrictive legend or legends on the face of the certificate representing such shares. Such representation, agreement and/or legend shall be required only in cases where in the opinion of the Board of Directors or the Committee, as the case may be, and counsel for the Corporation, it is necessary to enable the Corporation to comply with the provisions of the Securities Act of 1933 or other Federal or state statutes having similar requirements, and any stockholder who gives such representation and agreement shall be released from it and the legend removed at such time as the shares to which they applied are registered or qualified pursuant to the Securities Act of 1933 or other Federal or state statutes having similar requirements, or at such other time as, in the opinion of the Board of Directors or the Committee, as the case may be, and counsel for the Corporation, the representation and agreement and legend cease to be necessary to enable the Corporation to comply with the provisions of the Securities Act of 1933 or other Federal or state statutes having similar requirements.

     15. AMENDMENT OF THE PLAN. The Plan may, at any time or from time to time, be terminated, modified or amended by the stockholders of the Corporation by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation's Common Stock entitled to vote. The Board of

Directors of the Corporation may, insofar as permitted by law, from time to time with respect to any shares of Common Stock at the time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that, without approval of the stockholders of the Corporation, no such revision or amendment shall increase the number of shares subject to the Plan, decrease the price at which the Options may be granted, permit exercise of Options unless full payment is made at the time of exercise (except as so provided in Section 9 hereof), extend the period during which Options may be exercised, or change the provisions relating to adjustment to be made upon changes in capitalization.

     16. CHANGES IN LAW. Subject to the provisions of Section 15, the Board of Directors shall have the power to amend the Plan and any outstanding Options granted thereunder in such respects as the Board of Directors shall, in its sole discretion, deem advisable in order to incorporate in the Plan or any such Option any new provision or change designed to comply with or take advantage of requirements or provisions of the Code or any other statute, or Rules or Regulations of the Internal Revenue Service or any other Federal or state governmental agency enacted or promulgated after the adoption of the Plan.

     17. LEGAL MATTERS. Every right of action by or on behalf of the Corporation or by any stockholder against any past, present or future member of the Board of Directors, officer or employee of the Corporation arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought and irrespective of the place of residence of any such Director, officer or employee, cease and be barred by the expiration of three years from whichever is the later of (a) the date of the act or omission in respect of which such right of action arises, or (b) the first date upon which there has been made generally available to stockholders an annual report of the Corporation and a proxy statement for the Annual Meeting of Stockholders following the issuance of such annual report, which annual report and proxy statement alone or together set forth, for the related period, the aggregate number of shares for which Options were granted; and any and all right of action by any employee or executive of the Corporation (past, present or future) against the Corporation arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

     This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of Delaware, applied without giving effect to any conflicts-of-law principles, and construed accordingly.

                                                                      APPENDIX B

                             HEALTHSOUTH CORPORATION

                         1999 EXECUTIVE EQUITY LOAN PLAN

     1. PURPOSE OF THE PLAN. The purpose of the 1999 Executive Equity Loan Plan (the "Plan") of HEALTHSOUTH Corporation, a Delaware corporation (the "Corporation"), is to provide incentive for future endeavor and to align the interests of the Corporation's management and its stockholders by providing a mechanism to enhance ownership of the Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation by its executives and other key employees, upon whose judgment, interest and continuing special efforts the Corporation is largely dependent for the successful conduct of its operations, and to enable the Corporation to compete effectively with other enterprises for the services of such new executives and employees as may be needed for the continued improvement of the Corporation's business, through the making of loans ("Loans") to such executives and employees to purchase shares of the Common Stock.

     2. PARTICIPANTS. Loans may be made under the Plan to such executives and key employees ("Participants") of the Corporation and its subsidiaries as shall be determined by the Committee (as set forth in Section 5 of the Plan).

     3. TERM OF THE PLAN. The Plan shall become effective as of May 20, 1999, subject to the approval by the holders of a majority of the shares of issued and outstanding Common Stock of the Corporation present in person or by proxy and voting at the 1998 Annual Meeting of Stockholders of the Corporation. The Plan shall terminate on the earlier of (a) May 19, 2009 or (b) such earlier time as the Board of Directors of the Corporation may determine. Any Loan outstanding under the Plan at the time of its termination shall remain in effect in accordance with its terms and conditions and those of the Plan. No Loan shall be made under the Plan after May 19, 2009.

     4. LOANS UNDER THE PLAN. Loans may be made under the Plan in such amounts are as approved by the Committee, provided that the maximum aggregate principal amount of Loans outstanding under the Plan at any time shall not exceed
$50,000,000.  If,  on or prior to the  termination  of the Plan as  provided  in
Section 3, the principal amount of any Loan under the Plan shall have been repaid in whole or in part, the principal amount so repaid shall again become available for the making of Loans under the Plan, subject to the foregoing limitation on the maximum aggregate principal amount outstanding at any time.

     5. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Audit and Compensation Committee of the Board of Directors of the Corporation (the "Committee"). The acts of a majority of the Committee, at any meeting thereof at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The Committee shall determine the executives and key employees of the Corporation and its subsidiaries who shall receive Loans and the principal amount of each such Loan.

     The interpretation and construction of any provision of the Plan or of any Loan made under it by the Committee shall be final, conclusive and binding upon all parties, including the Corporation, its stockholders and Directors, and the executives and employees of the Corporation and its subsidiaries. No member of the Board of Directors or the Committee shall be liable to the Corporation, any stockholder or any employee of the Corporation or its subsidiaries for any action or determination made in good faith with respect to the Plan or any Loan made under it.

     The Committee may delegate responsibility for all or part of the administration of the Plan to appropriate officers of the Corporation; provided, however, that no such officers shall have the power or authority to make Loans under the Plan, amend, waive or modify any provision of the Plan or forgive any Loans, in whole or in part, without the express approval of the Committee in each case.

     The expenses of administering the Plan shall be borne by the Corporation.

     6. LOANS. (a) Loans may be made under the Plan by the Committee in accordance with the provisions of Section 5 at any time prior to the termination of the Plan. In making any determination as to executives and key employees to whom Loans shall be made and as to the principal amount of such

Loans, the Committee shall take into account the duties of the respective executives and key employees, their present and potential contribution to the success of the Corporation, and such other factors as the Committee shall deem relevant in connection with the accomplishment of the purposes of the Plan.

     (b) Each Loan made under the Plan shall be granted pursuant to and subject to the terms and conditions of a loan agreement to be entered into between the Corporation and the Participant at the time of such grant. Each such loan agreement shall be in a form from time-to-time adopted for use under the Plan by the Committee (such form being hereinafter called a "Loan Agreement"). Any such Loan Agreement shall incorporate by reference all of the terms and provisions of the Plan as in effect at the time of grant and may contain such other terms and provisions as shall be approved and adopted by the Committee.

     7. CERTAIN CONDITIONS OF LOANS. Loans made under this Plan shall be subject to the following terms and conditions:

          (a) The proceeds of Loans may be used only for purchases of the Common Stock in open-market transactions, block trades or negotiated transactions. Such purchases must be effected through a broker approved by the Corporation.

          (b) Loans shall have a maturity date of seven years from the date of the Loan, subject to acceleration and termination as provided herein. Such maturity date may be extended for up to one additional year by the Committee, acting in its discretion. The unpaid principal balance of each Loan shall bear interest at a rate equal to the effective interest rate on the average outstanding balance under the Corporation's principal credit agreement for each calendar quarter, adjustable as of the end of each calendar quarter, which effective interest rate shall be determined by the Controller of the Corporation. Interest shall be compounded annually. Subject to the terms and conditions set forth below, repayment of principal and interest may be deferred until final maturity of the Loan.

          (c) Each Loan shall be secured by a pledge of all of the shares of Common Stock purchased with the proceeds thereof ("Loan Shares"), pursuant to which the Participant shall grant the Corporation a first priority lien on and security interest in the Loan Shares. The Loan Shares may not be sold for one year after the date on which they were acquired (the "Acquisition Date"). Thereafter, one-third of the aggregate number of Loan Shares may be sold during each of the second, third and fourth years after the Acquisition Date, with any unsold portion carrying forward from year to year. The proceeds from any such sale must be used to repay a percentage of the principal amount of the Loan equal to the percentage of Loan Shares sold, less any amounts withheld for taxes (the "Mandatory Prepayment Amount"). Any proceeds in excess of the Mandatory Prepayment Amount shall be retained by the Participant.

          (d) Notwithstanding any contrary provision in the Plan or any Loan Agreement, a Loan shall immediately mature, and all principal and accrued but unpaid interest thereon shall be due and payable, within 30 days after the effective date of any termination of the Participant's employment by the Corporation, whether voluntary or involuntary, or upon the death or disability of the Participant. Without limiting the generality of the foregoing, the Corporation may, but shall not be required to, repurchase the Loan Shares of a Participant at such Participant's original acquisition cost if the Participant's employment is terminated, voluntarily or involuntarily or by reason of death or disability, within the first three years after the Acquisition Date, according to the following schedule:


                                      PERCENTAGE OF LOAN SHARES
              YEAR BEGINNING ON         SUBJECT TO REPURCHASE
          ------------------------   --------------------------
            Acquisition Date                    100%
            First Anniversary of
              the Acquisition Date               66 2/3%
            Second Anniversary of
              the Acquisition Date               33 1/3%


          The terms of such repurchase shall be as set forth in the Loan Agreement. In the event of any such repurchase, the purchase price of the shares so repurchased shall be credited against the outstanding principal balance and accrued but unpaid interest on the Loan, and the Participant shall be responsible for the payment of any deficiency.

          (e) Each certificate evidencing Loan Shares shall be registered in the name of the Participant, and shall bear a legend in substantially the following form:

     "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions of the 1999 Executive Equity Loan Plan of HEALTHSOUTH Corporation and a Loan Agreement entered into between the registered owner and HEALTHSOUTH Corporation. Copies of such Plan and Loan Agreement are on file in the offices of the Secretary of HEALTHSOUTH Corporation."

          (f) The Committee may adopt rules which provide that the stock certificates evidencing Loan Shares may be held in custody by a bank or other institution, or that the Corporation may itself hold such shares in custody until the restrictions thereon shall have lapsed, and may require as a condition of any Loan that the participant shall have delivered a stock power endorsed in blank relating to the Loan Shares.

          (g) Loans shall be made with full recourse, and each Participant shall be required to repay all principal and accrued but unpaid interest upon the maturity of the Loan (or its earlier acceleration or termination), irrespective of whether the Participant has sold Loan Shares or whether the proceeds of any such sale were sufficient to repay all principal and interest with respect to the Loan. If, at any time, the Committee determines in its reasonable discretion that the value of the Loan Shares pledged as security for the Loan is less than the indebtedness evidenced by the Loan, the Committee shall require the Participant to post additional security (which may be shares of Common Stock or other collateral acceptable to the Committee, in its reasonable discretion) in an amount sufficient to fully secure the indebtedness of the Loan.

     8. CERTAIN RIGHTS OF PARTICIPANTS. Notwithstanding any contrary provision of the Plan or any Loan Agreement, a participant holding Loan Shares shall be entitled to the following rights:

          (a) A participant shall have with respect to Loan Shares all of the rights of a stockholder of the Corporation, including the right to vote such shares and receive dividends and other distributions thereon.

          (b) Unless otherwise expressly provided in the Loan Agreement, any restrictions on a participant's ability to sell any of the Loan Shares pursuant to Section 7(c) shall terminate upon the occurrence of a Change in Control of the Corporation. For purposes of this Section 8(b), "Change in Control" shall mean

               (i) the acquisition (other than from the Corporation) by any person, entity or "group" (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, but excluding, for this purpose, the Corporation or its subsidiaries, or any employee benefit plan of the Corporation or its subsidiaries which acquires beneficial ownership of voting securities of the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 25% or more of either the then-outstanding shares of Common Stock or the combined voting power of the Corporation's then-outstanding voting securities entitled to vote generally in the election of Directors; or

               (ii) individuals who, as of May 20, 1999, constitute the Board of Directors of the Corporation (as of such date, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any person becoming a Director subsequent to such date whose election, or nomination for election, was approved by a vote of at least a majority of the Directors then constituting the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of Directors of the Corporation) shall be, for purposes of this
          Section 8(b), considered as though such person were a member of the Incumbent Board; or

               (iii) approval by the stockholders of the Corporation of a reorganization, merger, consolidation or share exchange, in each case with respect to which persons who were the stockholders of the Corporation immediately prior to such reorganization, merger, consolidation or share exchange do not, immediately thereafter, own more than 75% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, consolidated or other surviving entity's then-outstanding voting securities, or a liquidation or dissolution of the Corporation or the sale of all or substantially all of the assets of the Corporation.

          Notwithstanding the foregoing, however, the pledge of the Loan Shares shall continue in full force and effect until such time as all principal and accrued but unpaid interest under the Loan has been repaid.

     9. NO RIGHT OF CONTINUED EMPLOYMENT. Nothing in the Plan or in the Loan Agreement shall confer upon any participant the right to continue in the employ of the Corporation or any of its subsidiaries or in any other relationship thereto or interfere in any way with the right of the Corporation to terminate such employment or other relationship at any time.

     10. AMENDMENT OF THE PLAN. The Plan may, at any time or from time to time, be terminated, modified or amended by the stockholders of the Corporation by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation's Common Stock present in person or by proxy and entitled to vote at a meeting of the Corporation's stockholders duly called and held (or, to the extent permitted by law, by written consent of the holders of a majority of the outstanding shares of the Corporation's Common Stock entitled to vote). The Board of Directors of the Corporation may, insofar as permitted by law, from time to time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that, without approval of the stockholders of the Corporation, no such revision or amendment shall increase the maximum aggregate principal amount of Loans made under the Plan.

     11. CHANGES IN LAW. Subject to the provisions of Section 10, the Board of Directors shall have the power to amend the Plan and any outstanding Loans granted thereunder in such respects as the Board of Directors shall, in its sole discretion, deem advisable in order to incorporate in the Plan or any such Award any new provision or change designed to comply with or take advantage of requirements or provisions of the Internal Revenue Code of 1986, as amended, or any other statute, or Rules or Regulations of the Internal Revenue Service or any other Federal or state governmental agency enacted or promulgated after the adoption of the Plan.

     12. LEGAL MATTERS. Every right of action by or on behalf of the Corporation or by any stockholder against any past, present or future member of the Board of Directors, officer or employee of the Corporation arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought and irrespective of the place of residence of any such Director, officer or employee, cease and be barred by the expiration of three years from whichever is the later of (a) the date of the act or omission in respect of which such right of action arises, or (b) the first date upon which there has been made generally available to stockholders an annual report of the Corporation and a proxy statement for the Annual Meeting of Stockholders following the issuance of such annual report, which annual report and proxy statement alone or together set forth, for the related period, the aggregate number of shares for which Awards were granted; and any and all right of action by any employee or executive of the Corporation (past, present or future) against the Corporation arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

     This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of Delaware, applied without giving effect to any conflicts-of-law principles, and construed accordingly.

                                                                      APPENDIX C

     NOTE: This Appendix C, together with the foregoing Proxy Statement, contains the information required to be provided in the Company's annual report to security holders pursuant to the Rules and Regulations of the Securities and Exchange Commission. The Company's 1998 Annual Report to Stockholders, which provides additional information concerning the Company and its performance in 1998, is also included in this mailing.


                               TABLE OF CONTENTS

                                                                                           PAGE
                                                                                          NUMBER
                                                                                         -------
Business .............................................................................     C-
Selected Financial Data ..............................................................     C-
Quarterly Results ....................................................................     C-
Directors and Executive Officers .....................................................     C-
Management's Discussion and Analysis of Financial Condition and Results of Operations.     C-
Audited Consolidated Financial Statements of HEALTHSOUTH Corporation and
 Subsidiaries ........................................................................
 Report of Independent Auditors ......................................................     C-
 Consolidated Balance Sheets .........................................................     C-
 Consolidated Statements of Income ...................................................     C-
 Consolidated Statements of Stockholders' Equity .....................................     C-
 Consolidated Statements of Cash Flows ...............................................     C-
 Notes to Consolidated Financial Statements ..........................................     C-
Market for the Company's Common Equity and Related Stockholder Matters ...............     C-
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure..     C-

                                    BUSINESS

     HEALTHSOUTH Corporation ("HEALTHSOUTH" or the "Company) is the nation's largest provider of outpatient surgery and rehabilitative healthcare services. The Company provides these services through its national network of outpatient and inpatient rehabilitation facilities, outpatient surgery centers, diagnostic centers, occupational medicine centers, medical centers and other healthcare facilities. The Company believes that it provides patients, physicians and payors with high-quality healthcare services at significantly lower costs than traditional inpatient hospitals. Additionally, the Company's national network, reputation for quality and focus on outcomes has enabled it to secure contracts with national and regional managed care payors. At December 31, 1998, the Company had nearly 1,900 patient care locations in 50 states, the United Kingdom and Australia, exclusive of locations being closed, consolidated or held for sale. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".


                             SELECTED FINANCIAL DATA
                                [To be completed]


                          QUARTERLY RESULTS (UNAUDITED)
                                [To be completed]


                               EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the Company's executive officers:

                                                       ALL POSITIONS                   AN OFFICER
            NAME                AGE                  WITH THE COMPANY                    SINCE
----------------------------   -----   --------------------------------------------   -----------
Richard M. Scrushy .........    46     Chairman of the Board and Chief Executive         1984
                                       Officer and Director
James P. Bennett ...........    41     President and Chief Operating Officer and         1991
                                       Director
Anthony J. Tanner ..........    50     Executive Vice President -- Administration        1984
                                       and Secretary and Director
Michael D. Martin ..........    38     Executive Vice President and Chief                1989
                                       Financial Officer and Director
Thomas W. Carman ...........    47     Executive Vice President -- Corporate             1985
                                       Development
P. Daryl Brown .............    44     President -- HEALTHSOUTH Outpatient               1986
                                       Centers and Director
Robert E. Thomson ..........    51     President -- HEALTHSOUTH Inpatient                1987
                                       Operations
Patrick A. Foster ..........    52     President -- HEALTHSOUTH Surgery                  1994
                                       Centers
William T. Owens ...........    40     Group Senior Vice President -- Finance            1986
                                       and Controller
William W. Horton ..........    39     Senior Vice President and Corporate               1994
                                       Counsel and Assistant Secretary

     Biographical information for Messrs. Scrushy, Bennett, Tanner, Brown and Martin is set forth in the Proxy Statement to which this Appendix C is attached under "Election of Directors".

     Thomas W. Carman joined the Company in 1985 as Regional Director -- Corporate Development, and now serves as Executive Vice President -- Corporate Development. From 1983 to 1985, Mr. Carman was director of development for Medical Care International. From 1981 to 1983, Mr. Carman was assistant administrator at the Children's Hospital of Birmingham, Alabama.

     Robert E. Thomson joined the Company in August 1985 as administrator of its Florence, South Carolina inpatient rehabilitation facility, and subsequently served as Regional Vice President -- Inpatient Operations, Vice President -- Inpatient Operations, Group Vice President -- Inpatient Operations, and Senior Vice President -- Inpatient Operations. Mr. Thomson was named President -- HEALTHSOUTH Inpatient Operations in February 1996.

     Patrick A. Foster joined the Company in February 1994 as Director of Operations and subsequently served as Group Vice President -- Inpatient Operations and Senior Vice President -- Inpatient Operations. He was named President -- HEALTHSOUTH Surgery Centers in October 1997. From August 1992 until February 1994, he served as Senior Vice President of the Rehabilitation/Medical Division of The Mediplex Group.

     William T. Owens, C.P.A., joined the Company in March 1986 as Controller and was appointed Vice President and Controller in December 1986. He was appointed Group Vice President -- Finance and Controller in June 1992 and Senior Vice President -- Finance and Controller in February 1994 and Group Senior Vice President -- Finance and Controller in March 1998. Prior to joining the Company, Mr. Owens served as a certified public accountant on the audit staff of the Birmingham, Alabama office of Ernst & Whinney (now Ernst & Young LLP) from 1981 to 1986.

     William W. Horton joined the Company in July 1994 as Group Vice President -- Legal Services and was named Senior Vice President and Corporate Counsel in May 1996. From August 1986 through June 1994, Mr. Horton practiced corporate, securities and healthcare law with the Birmingham, Alabama-based firm now known as Haskell Slaughter & Young, L.L.C., where he served as Chairman of the Healthcare Practice Group.

     See "Election of Directors" in the Proxy Statement to which this Appendix C is attached for identification of the Directors of the Company.


                           MANAGEMENT'S DISCUSSION AND
                         ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

                                [To be completed]

          [AUDITED CONSOLIDATED FINANCIAL STATEMENTS TO BE INCLUDED IN
                           DEFINITIVE PROXY STATEMENT]

                         MARKET FOR REGISTRANT'S COMMON
                     EQUITY AND RELATED STOCKHOLDERS MATTERS

     The Company's common stock is listed for trading on the New York Stock Exchange (Symbol: HRC). The following table sets forth for the fiscal periods indicated the high and low reported sale prices for the Company's common stock as reported on the NYSE Composite Transactions Tape. All prices shown have been adjusted for a two-for-one stock split effected in the form of a 100% stock dividend paid on March 17, 1997.


                                                      REPORTED
                                                     SALE PRICE
                                              -------------------------
                                                  HIGH          LOW
                                              -----------   -----------

      1997
         First Quarter ....................    $  22.38      $  17.94
         Second Quarter ...................       27.12         17.75
         Third Quarter ....................       28.94         23.12
         Fourth Quarter ...................       28.31         22.00

      1998
         First Quarter ....................    $  30.44      $  21.69
         Second Quarter ...................       30.81         25.75
         Third Quarter ....................       30.12          8.88
         Fourth Quarter ...................       15.88          7.69

                                ----------------

     The closing price for the Company's common stock on the New York Stock Exchange on April ___, 1999, was $_______.

     There were approximately 6,903 holders of record of the Company's common stock as of April 1, 1999, excluding those shares held by depository companies for certain beneficial owners.

     The Company has never paid cash dividends on its common stock (although certain of the companies acquired by the Company in poolings-of-interests transactions had paid dividends prior to such acquisitions) and does not anticipate the payment of cash dividends in the foreseeable future. The Company currently anticipates that any future earnings will be retained to finance the Company's operations.


RECENT SALES OF UNREGISTERED SECURITIES

     All unregistered sales of equity securities by the Company in 1998 have been previously reported on Form 10-Q or Form 8-K, as applicable.


                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

     The Company has not changed independent accountants within the 24 months prior to December 31, 1998.

--------------------------------------------------------------------------------
                                PRELIMINARY COPY

                            HEALTHSOUTH CORPORATION
PROXY            ANNUAL MEETING OF STOCKHOLDERS -- MAY 20, 1999
                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

     The undersigned hereby appoints RICHARD M. SCRUSHY and MICHAEL D. MARTIN or ____________________________________, and each of them, with several powers of substitution, proxies to vote the shares of Common Stock, par value $.01 per share, of HEALTHSOUTH Corporation which the undersigned could vote if personally present at the Annual Meeting of Stockholders of HEALTHSOUTH Corporation to be held at One HealthSouth Parkway, Birmingham, Alabama 35243, on Thursday, May 20, 1999, at 2:00 p.m., C.D.T., and any adjournment thereof:

     1.   ELECTION OF DIRECTORS

     [ ]  FOR  all   nominees   listed       [ ]  WITHHOLD  AUTHORITY  to vote
          below marked to the contrary            (except as for all  nominees
          below)                                  listed below

INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL  NOMINEE,  MARK A
              LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

Richard M. Scrushy             C. Sage Givens             Anthony J. Tanner
Phillip C. Watkins             James P. Bennett           George H. Strong
Charles W. Newhall III         Michael D. Martin          John S. Chamberlin
P. Daryl Brown                 Joel C. Gordon             Larry D. Striplin, Jr.

     2.   APPROVAL OF THE 1999 EXCHANGE STOCK OPTION PLAN OF THE COMPANY

               [ ] FOR   [ ] AGAINST    [ ] ABSTAIN

                                        (Continued and to be signed on reverse.)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                          (Continued from other side.)

     3.   APPROVAL OF THE 1999 EXECUTIVE EQUITY LOAN PLAN OF THE COMPANY

               [ ] FOR   [ ] AGAINST    [ ] ABSTAIN

     4. APPROVAL OF A STOCKHOLDER PROPOSAL BY THE AMALGAMATED BANK OF NEW YORK LONGVIEW COLLECTIVE INVESTMENT FUND

               [ ] FOR   [ ] AGAINST    [ ] ABSTAIN

     5. In their discretion, to act upon any matters incidental to the foregoing and such other business as may properly come before the Annual Meeting or any adjournment thereof.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND AGAINST ITEM 4 ABOVE. Any stockholder who wishes to withhold the discretionary authority referred to in Item 5 above should mark a line through the entire Item.

                                        DATED                       , 1999
                                              ----------------------

                                        ----------------------------------------
                                        Signature(s)

                                        ----------------------------------------
                                        (Please  sign  exactly  and as  fully as
                                        your   name   appears   on  your   stock
                                        certificate. If shares are held jointly, each stockholder should sign.)


         PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY, USING THE ENCLOSED
                        ENVELOPE. NO POSTAGE IS REQUIRED.
--------------------------------------------------------------------------------